Exhibit 10.1

[EXECUTION VERSION]

_____________________________________________________________________________
PORTFOLIO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
BY AND BETWEEN
Those Seller Parties listed on Exhibit A attached hereto
(collectively, “Seller”)
AND
Those Buyer Parties listed on Exhibit A attached hereto
(collectively, “Buyer”)
_____________________________________________________________________________

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7.	CONDITIONS TO BUYER'S AND SELLER'S OBLIGATIONS		11

	7.1	Conditions to Buyer's Obligations	11
	7.2	Conditions to Seller's Obligations	12
	7.3	Additional Conditions Precedent to Closing	13
	7.4	Failure to List on SGX	14

8.	CLOSE OF ESCROW; POSSESSION		14

	8.1	"Close of Escrow"	14

9.	ESCROW		14

	9.1	Closing	14
	9.2	Escrow and Title Changes	15
	9.3	Procedures Upon Failure of Condition	16

10.	PRORATIONS		16

	10.1	Collected Rent	16
	10.2	Operating Costs and Additional Rent Reconciliation	17
	10.3	Taxes and Assessments	17
	10.4	Leasing Commissions, Tenant Improvements and Contracts	18
	10.5	Tenant Deposits	18
	10.6	Utilities and Utility Deposits	19
	10.7	Owner Deposits	19
	10.8	Percentage Rents	19
	10.9	Final Adjustment After Closing	20

11.	SELLER'S REPRESENTATIONS AND WARRANTIES; AS-IS		20

	11.1	Seller's Representations and Warranties	20
	11.2	As-Is	22

12.	BUYER'S COVENANTS, REPRESENTATIONS AND WARRANTIES: RELEASE: ERISA: INDEMNIFICATION		24

	12.1	Buyer's Representations and Warranties	25
	12.2	Release	25
	12.3	ERISA	27

13.	DEFAULT AND DAMAGES		27

	13.1	DEFAULT BY BUYER	27
	13.2	Default by Seller	28

14.	NO BROKER		29

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15.	MISCELLANEOUS PROVISIONS		29

	15.1	Notices	29
	15.2	Assignment; Binding on Successors and Assigns	29
	15.3	Work Product	29
	15.4	Further Product	30
	15.5	Attorneys' Fees	30
	15.6	Survival of Representations, Warranties, Covenants, Obligations and Agreements	30
	15.7	Entire Agreement	31
	15.8	Governing Law	32
	15.9	Counterparts	32
	15.10	Headings; Construction	32
	15.11	Time of Essence	32
	15.12	Partial Validity; Severability	32
	15.13	No Third Party Beneficiaries	32
	15.14	Several Liability and Obligation of Buyer	33
	15.15	Joint Product of Parties	33
	15.16	Calculation of Time Periods	33
	15.17	Procedure for Indemnity	33
	15.18	Waiver of Jury Trial	33
	15.19	No Personal Liability	33
	15.20	Several Liability of Seller	34
	15.21	State-Specific Provisions	34
	15.22	Exhibits	40
	15.23	Termination Rights	40

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List of Exhibits Omitted Pursuant to Item 601(a)(5) of Regulation S-K (17 CFR § 229.601(a)(5))

1.	Exhibit E: a list of state-specific documents that must be sent by owners of certain real estate properties to state authorities
2.	Exhibit H: a form of notice to each tenant regarding the sale of the applicable real estate property
3.	Schedule 1: the preliminary title reports or title commitments covering each real estate property
4.	Schedule 5: the addresses of the parties for notices to be sent under the Agreement

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PORTFOLIO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS PORTFOLIO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of June 27, 2019, among those parties identified as the “Seller Parties” on Exhibit A attached hereto and made a part hereof (collectively, “Seller” and individually “a Seller” or “each Seller”), and those parties identified as the “Buyer Parties” on Exhibit A attached hereto and made a part hereof (collectively, “Buyer” and individually “a Buyer” or “each Buyer”; Buyer and Seller are sometimes hereinafter collectively referred to as the “Parties” and each as a “Party”), (throughout this Agreement, all references to “Seller” and/or “Buyer” shall be interpreted to apply to a single “Seller” or all of the “Sellers” as the context requires, and a single “Buyer” or all of the “Buyers” as the context requires) with reference to the following:
A.    Each Seller is the owner of the improved real property (each, a “Real Property” and collectively, the “Real Properties”) set forth next to such Seller’s name on Exhibit A attached hereto together with certain personal property located upon or used in connection with such improved real property and certain other assets relating thereto, all as more particularly described in Section 2 hereof.
B.    Each Seller desires to sell to each applicable Buyer, and each Buyer desires to purchase from each applicable Seller, the applicable Real Property set forth next to each Seller’s and each Buyer’s names on Exhibit A attached hereto and made a part hereof, together with certain personal property and related assets on the terms and subject to the conditions contained in this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	BASIC TERMS AND DEFINITIONS; REFERENCES
1.1    Basic Terms and Definitions.
(a)    Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(b)    Closing Date. The Close of Escrow (as defined in Section 8.1 hereof) shall occur on July 18, 2019, at 10:59 p.m. (Pacific Standard Time) (the “Closing Date”), or at such other time and date as may be agreed between Buyer and Seller.
(c)    Escrow Holder. The escrow holder shall be Commonwealth Land Title Insurance Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Escrow Officer: Joy Eaton; Telephone: (949) 724-3145; Telecopier: (949) 271-5762.
(d)    Title Company. The title company shall be Commonwealth Land Title Insurance Company (“Title Company”), whose address is 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017, Title Coordinator: Amy Musselman; Telephone: (213) 330

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-3041; Telecopier (213) 330-3085, with a copy to Anthony A. Behrstock; Telephone: (213) 330-2333; Telecopier: (213) 330-3113.
1.2    References. All references to Exhibits and Schedules refer to Exhibits and Schedules attached to this Agreement and all such Exhibits and Schedules are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.

2.	PURCHASE AND SALE
Subject to the terms and conditions of this Agreement, each Seller agrees to sell, assign and transfer to the applicable Buyer and each Buyer agrees to purchase from the applicable Seller, for the purchase price set forth in Section 3 hereof, all of such Seller’s right, title and interest in and to the following (collectively, the “Property” and individually, “a Property” or “each Property”; all of the Property are sometimes hereinafter collectively referred to herein as the “Portfolio”):
2.1    The Real Property set forth next to each Seller’s and each Buyer’s names on Exhibit A attached hereto, together with the buildings located thereon, and all associated parking areas, and all other improvements located thereon (the buildings and such other improvements are referred to herein collectively as the “Improvements”); all references hereinafter made to a Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting such Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of such Real Property;
2.2    All personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) left on each Real Property at the Close of Escrow to the extent owned by Seller;
2.3    All of each Seller’s interest in any intangible property used exclusively in connection with the Real Properties and Improvements, including, without limitation (a) the intangible property rights described in Schedule 7 attached hereto, and (b) all contract rights, warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy;
2.4    All of each Seller’s interest in all leases, tenancy agreements and other similar occupancy agreements currently affecting each Seller’s Real Property and all leases and lease amendments hereafter entered into by Seller to the extent permitted by the provisions of this Agreement (the “Leases”); and
2.5    All of each Seller’s interest in the service agreements set forth under each Seller’s name on Exhibit C attached hereto and all service agreements hereafter entered into by such Seller to the extent permitted by the provisions of this Agreement and affecting such Seller’s Real Property as of the Close of Escrow (the “Contracts”).
Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable

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by tenants under the Leases for periods prior to the Close of Escrow, any Rent or other amounts payable by any former tenants of such Property, and any judgments, stipulations, orders, or settlements with any tenants under the Leases or former tenants of such Property (hereinafter collectively referred to as the “Excluded Property”).

3.	PURCHASE PRICE
3.1    Purchase Price; Allocation. The purchase price for the Portfolio shall be One Billion Two Hundred Twenty-Two Million Three Hundred Thousand Dollars ($1,222,300,000) (the “Purchase Price”). The Purchase Price shall be allocated to each Property as follows:

(a)	Village Center Station II (Charter Communications): One hundred Forty-Four Million Six Hundred Thousand Dollars ($144,600,000);

(b)	Tower At Lake Carolyn (Tower 909): Seventy-Six Million Three Hundred Thousand Dollars ($76,300,000);

(c)	One Washingtonian: One Hundred Two Million One Hundred Thousand Dollars ($102,100,000);

(d)	222 Main: Two Hundred Eleven Million Three Hundred Thousand Dollars ($211,300,000);

(e)	171 17th Street: One Hundred Seventy-Six Million Five Hundred Thousand Dollars ($176,500,000);

(f)	Reston Square: Fifty-One Million Dollars ($51,000,000);

(g)	101 South Hanley: Seventy-Nine Million Seven Hundred Thousand Dollars ($79,700,000);

(h)	Village Center Station: Eighty-Nine Million One Hundred Thousand Dollars ($89,200,000);

(i)	Promenade I & II At Eilan: Seventy-Two Million Eight Hundred Thousand Dollars ($72,800,000);

(j)	CrossPoint: Ninety-Seven Million Seven Hundred Thousand Dollars ($97,700,000); and

(k)	Towers At Emeryville (Tower I): One Hundred Twenty One Million One Hundred Thousand Dollars ($121,100,000).
3.2    Payment of Purchase Price. Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:00 p.m. (Pacific Standard Time) on the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price plus or minus applicable prorations pursuant to Section 10 hereof, less the “Relevant Amount” to be “Set-Off” and credited towards

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the Purchase Price pursuant to the terms and conditions of that certain Set-Off Agreement entered into by and between, among other parties, Seller and Buyer.
3.3    Independent Contract Consideration. Within three (3) business days after the Effective Date, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Real Properties and the right to inspect the Real Properties as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.

4.	PROPERTY INFORMATION; TITLE POLICIES; INSPECTIONS; CONFIDENTIALITY
4.1    Property Information. Prior to the Effective Date, Seller has made available to Buyer, and will continue to make available to Buyer through the Close of Escrow (as defined in Section 8.1), to the extent in Seller’s possession, the following, in an electronic data room, at the applicable Real Property, or at the applicable Seller’s local property manager’s office (collectively, the “Property Information”):
(a)    the Leases;
(b)    a current rent roll for each Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”);
(c)    the most current operating statements for each Real Property, if available (collectively, the “Operating Statements”);
(d)    copies of the Contracts;
(e)    existing land title surveys, if any, for each Real Property (each, an “Existing Survey” and collectively, the “Existing Surveys”); and
(f)    any environmental, soils and/or engineering reports prepared for Seller or Seller’s predecessors (the “Existing Reports”).
At the Close of Escrow, Buyer shall reimburse Seller for the reasonable actual out-of-pocket costs and expenses incurred by Seller to obtain or update any third-party study, report or survey that is specifically identified and/or referenced in this Agreement (which, for avoidance of doubt, includes the costs of updating the Existing Surveys, obtaining/ordering the current zoning reports, and procuring certificates of good standing and litigation and UCC searches for the Seller and the parties holding direct and indirect interests in Seller) (“Reimbursable Expense”) or that the Parties otherwise agree are Reimbursable Expenses, including any updates or modifications to any Existing Reports that Buyer requests that Seller update for Buyer; provided, however, notwithstanding the foregoing, in no event shall attorneys’ fees and/or accountants’ fees be included as a Reimbursable Expense. The parties agree that the payment of the Reimbursable Expenses is fair and reasonable under the circumstances given that Seller is

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advancing the costs of such studies, reports and surveys for Buyer. For avoidance of doubt, Seller shall not seek reimbursement for the cost of any existing reports or studies that were in Seller’s possession and were merely delivered to Buyer as part of Buyer's due diligence and that were not updated, recertified or otherwise modified for, or in connection with the purchase and sale of the Portfolio as contemplated by this Agreement. Except as expressly provided in Section 13.1 below, Seller shall not be entitled to receive a reimbursement for the Reimbursable Expenses if the Close of Escrow fails to occur.
4.2    Title Reports; Title Policy. Prior to the Effective Date, Seller has made available to Buyer the preliminary title reports or title commitments covering each Real Property (each, a “Title Report” and collectively, the “Title Reports”) as listed on Schedule 1 attached hereto, together with copies of all documents (collectively, the “Title Documents”) referenced in such Title Report. Prior to the Effective Date, Buyer requested that Seller, as a Reimbursable Expense, order the Existing Surveys. Seller covenants and agrees to remove (or cause to be removed) from the Real Properties concurrently with the Close of Escrow (a) all deeds of trust, mortgages and/or other debt instruments to the extent executed by any Seller or expressly assumed by any Seller in writing (collectively, the “Monetary Encumbrances”) (which obligation shall be deemed satisfied if Seller or Escrow Holder has received a payoff letter from the applicable lender and Seller has authorized Escrow Holder to use a portion of the Purchase Price to satisfy the applicable obligation in full in accordance with such pay off letter as part of the Close of Escrow), and (b) any other monetary liens (other than mechanic’s liens that are considered Permitted Exceptions) which are of an ascertainable amount, and, as to a Real Property, does not exceed $100,000 in the aggregate for such Real Property, and which are capable of being removed upon the payment of no more than $100,000 in the aggregate for a Real Property (which obligation shall be deemed satisfied if the same is insured over and the amount secured by any of such instruments have been paid and the holders of the same are obligated to cause the same to be released from the applicable Real Property).
4.2.1    Delivery of Title Policy at Closing. As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to each Real Property, a Standard Coverage Owner’s Policy of Title Insurance (2006 Form) or, with respect to the Real Properties located in Texas, a TLTA T-1 Owner’s Policy of Title Insurance, as applicable (each, a “Title Policy” and collectively, the “Title Policies”) in the form of the applicable Title Report, issued by the Title Company as of the date and time of the recording of the applicable Deed (as such term is defined in Section 6.1 hereof) for such Real Property, in the amount of the portion of the Purchase Price allocated to such Real Property, insuring the applicable Buyer as owner of good, marketable and indefeasible fee simple legal title to such Real Property, subject only to the Permitted Exceptions (as hereinafter defined). For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) all matters which could be revealed or disclosed by a physical inspection or a survey of the applicable Real Property and matters affecting the applicable Real Property which (i) are created by or with the written consent of Buyer or (ii) which do not adversely affect Buyer’s contemplated use of such Real Property, (c) the rights of the tenants under the Leases affecting such Real Property with no rights to purchase all or any portion of such Real Property, (d) all exceptions disclosed in writing by the Title Report relating to such Real Property, (e) any exception for liens (or potential liens) for services, labor or

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materials heretofore or hereafter furnished to the applicable Property for which a Buyer is entitled to a credit at Closing pursuant to this Agreement, for which a Buyer is expressly responsible for payment under the terms of this Agreement, and/or which arises from any services, labor or materials contracted for by any tenant at such Property and with respect to which any such tenant is responsible for payment under the terms of its Lease, and (f) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of such Real Property.
4.3    Inspections.
4.3.1    Inspections in General. During the term of this Agreement, each Buyer, its agents, and employees shall have a limited license (the “License”) to enter upon the Real Property it is acquiring for the purpose of making non-invasive inspections at Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. All of such entries upon any Real Property shall be at reasonable times during normal business hours and after at least twenty-four (24) hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on such Real Property. Notwithstanding anything stated to the contrary herein, Buyer shall have no right to inspect any of the occupied space in any Real Property, and Buyer shall not contact or speak to any of the tenants under the Leases, unless Buyer provides Seller with no less than twenty-four (24) hours prior written notice of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations. Seller agrees to make itself or its representatives reasonably available to be present during Buyer’s inspections and/or discussions with tenants. Inspections by Buyer shall not interfere with the rights of tenants. To the extent a consultant is engaged by Buyer to perform any tests or inspections, at Seller’s request, Buyer shall provide Seller (without any representation or warranty by Buyer as to such tests or inspections and at no cost to Seller) with a copy of the results of any such tests and inspections, excluding only market and economic feasibility studies. If any inspection or test disturbs any Real Property, Buyer will restore such Real Property to substantially the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Properties harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmens’ liens and Seller’s attorneys’ fees, arising out of or in connection with Buyer’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of any Real Property, but expressly excluding any such losses, costs, damages, claims or liabilities arising from Buyer’s discovery of an existing condition on any Real Property so long as Buyer’s actions do not exacerbate such condition (and then only to the extent, if any, Buyer’s tests or inspections actually exacerbate such condition) or arising from Seller’s negligence or willful misconduct. The License may be revoked by Seller in the event any Buyer breaches any of the restrictions and limitations set forth in this Section 4.3.1, and shall in any event be deemed revoked upon termination of this Agreement. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.

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4.3.2    Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Properties, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion.
4.4    Contracts. Each Buyer shall assume the obligations arising from and after the Closing Date under the Contracts applicable to the Real Property being purchased by such Buyer; provided, however, that notwithstanding Seller’s termination of any such property management agreement or leasing agreement listed in Exhibit C attached hereto, and in consideration of Seller’s terminating the same and Seller’s continued leasing of the Portfolio after the Effective Date, each Buyer shall be responsible for, and each Buyer shall assume pursuant to the terms and provisions of the applicable Assignment of Leases and Contracts and Bill of Sale, as hereinafter defined, all leasing commissions payable (notwithstanding the termination of any such agreement) under such property management agreements and leasing agreements after the Close of Escrow arising out of the lease of space in the applicable Real Property after the Close of Escrow.
4.5    Confidentiality.
4.5.1    Each Party agrees not to disclose or permit the disclosure of any of the terms of this Agreement or any other confidential, non-public or proprietary information relating to the Portfolio, any Seller Party, or the business of Seller (collectively, “Confidential Information”); provided that such disclosure may be made (a) to any person who is a member, partner, manager, officer, investor, director or employee, directly or indirectly, of such Party or counsel to, or accountants of, such Party solely for their use and on a need-to-know basis; provided that such person or entity is notified of the Party’s confidentiality obligations hereunder, (b) with the prior consent of the other Party, (c) subject to Section 4.5.2 below, pursuant to a subpoena, order issued or examination by a court, arbitrator or governmental body, agency or official, (d) to any lender providing financing to one or more of the entities constituting Seller and/or Buyer, (e) to any governmental or regulatory authority, body or agency or stock exchange pursuant to applicable laws, rules, guidelines or regulations as reasonably determined by such Party, or (f) pursuant to any regulatory requirement. Notwithstanding the foregoing and anything to the contrary in this Agreement, (i) any Party may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure, and (ii) nothing contained herein shall impair any Party’s (or any Party’s affiliate’s) right to disclose information relating to this Agreement or to the Portfolio (x) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating such Party or its affiliates, (y) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental or regulatory agencies or stock exchanges (including the United States Securities and Exchange Commission or any regulatory agency or body in Singapore such as the Singapore Exchange Securities Trading Limited (“SGX”)) by any Party or other person or entity holding an interest (direct or indirect) in

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any Party, and (z) to any broker/dealers in such Party’s or its affiliates’ broker/dealer network and any of the Party’s or its affiliates’ investors.
4.5.2    In the event that a Party receives a request to disclose any Confidential Information under a subpoena or order or examination by a court, arbitrator or governmental body, agency or official, such Party shall to the extent legally practicable (i) promptly notify the other Party, (ii) consult with the other Party on the advisability of taking steps to resist or narrow such request, and (iii) if disclosure is required or deemed advisable, reasonably cooperate with the other Party in any attempt such other Party may make to obtain an order or other assurance that confidential treatment will be accorded the Confidential Information that is disclosed.
4.5.3    Without limiting the rights of the Parties in Section 4.5.1 above and save for the prospectus in respect of the IPO for Buyer S-REIT, no Party shall issue or publish any press release, tombstone or any other similar public communication advertising the sale of the Portfolio or any Property to Buyer that would disclose the financial aspects of this Agreement or the financial aspects of the business of the Portfolio or such Property without the written prior approval of all of the Parties.
4.6    Tenant Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for the Leases consistent with the information in the Rent Rolls and in the form approved by the Parties prior to the Effective Date; provided, however, receipt of signed estoppel certificates from the tenants under the Leases shall not be a condition precedent to the Close of Escrow.

5.	OPERATIONS AND RISK OF LOSS
5.1    Ongoing Operations. During the term of this Agreement, but subject to the limitations set forth below, Seller shall carry on its businesses and activities relating to the Portfolio substantially in the same manner as Seller did before the date of this Agreement.
5.2    New Contracts. No Seller will enter into any contract that will be an obligation affecting any Real Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable without cause on 30‑days’ notice), without the prior consent of the applicable Buyer, which approval shall not be unreasonably withheld or delayed.
5.3    Leasing Arrangements. Each Seller shall obtain the applicable Buyer’s consent, which consent shall not unreasonably withheld or delayed, before entering into any new lease of space in any Real Property and before entering into a Lease amendment, expansion, or renewal.  Buyer shall be deemed to have consented to any new lease or any Lease amendment, expansion, or renewal if it has not notified the applicable Seller specifying with particularity the matters to which Buyer reasonably objects, within five (5) days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease. At the Close of Escrow, Buyer shall reimburse Seller for commissions, legal fees, the cost of tenant improvements, and all other leasing costs and expenses paid by Seller with respect to all new leases and all other Lease amendments, expansions or renewals or new leases that were entered into after the Effective Date and, at Close of Escrow, shall assume in writing (pursuant to the applicable Assignment of Leases and Contracts and Bill of Sale) Seller’s

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obligations (whether arising before or after the Closing Date) under such new leases and Lease amendments, expansions or renewals. Each Seller hereby agrees not to terminate any Lease except in the event of a tenant default thereunder.
5.4    Damage or Condemnation. Risk of loss shall remain with Seller. If prior to the Close of Escrow, any Real Property shall be Materially Damaged (defined below), or if any Material Portion (defined below) of any Real Property shall be subjected to a bona fide written threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation by a governmental authority (a “Material Taking”), then Seller shall promptly notify Buyer in writing that such Material Damage or Material Taking has occurred after Seller obtains actual knowledge of such occurrence, and Buyer may elect not to acquire the Real Property affected by such Material Damage or Material Taking, as applicable, by delivering written notice of such election to Seller within five (5) days after Buyer learns of the Material Damage or Material Taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, such Real Property and this Agreement shall no longer apply to such Real Property and the Purchase Price shall be reduced by the dollar amount allocated to such Real Property in Section 3.1 of this Agreement, and all references hereafter made to a Real Property or Real Properties shall specifically exclude any reference to the Real Property that the Buyer has elected not to acquire under the provisions of this Section 5.4, except that all of Buyer’s indemnity obligations under this Agreement shall continue to apply to such Real Property. If the Closing Date is within the aforesaid 5‑day period, then Buyer shall have the right to elect in writing to extend the Close of Escrow to no later than the next business day following the end of said 5‑day period so that Buyer may receive the benefit of such 5-day period (or so much so as Buyer may elect). If no such election is made, and in any event if the damage does not constitute Material Damage, or an eminent domain or condemnation proceeding or bona fide written threat does not affect a Material Portion of the applicable Real Property, then this Agreement shall remain in full force and effect, and the purchase contemplated herein (less any interest taken by eminent domain or condemnation) shall be consummated pursuant to the terms of this Agreement (after deducting all reasonable costs incurred by Seller in defending such eminent domain or condemnation proceeding prior to the Close of Escrow); provided, however, that Buyer shall be entitled to receive any condemnation award or payment, and upon the Close of Escrow, Seller shall assign, transfer and set over to Buyer all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Buyer any insurance proceeds that may thereafter be made for such damage or destruction giving Buyer a credit at the Close of Escrow for any deductible under such policies. For purposes of this Section 5.4, the phrase(s) (i) “Material Damage” or “Materially Damaged” means damage exceeding ten percent (10%) of the Purchase Price allocated to the applicable Real Property as reasonably determined by Seller, and (ii) “Material Portion” means any portion of a Real Property that has a “fair market value” exceeding ten percent (10%) of the Purchase Price allocated to the applicable Real Property as reasonably determined by Seller.
5.5    Association Notices. From and after the Effective Date, each Seller hereby agrees to promptly provide the applicable Buyer with copies of any written notices of default received by such Seller from any association or declarant under any declaration of covenants, conditions and restrictions recorded against the Property owned by such Seller.

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6.	SELLER’S AND BUYER’S DELIVERIES
6.1    Seller’s Deliveries into Escrow. In accordance with the provisions of the Closing Escrow Agreement (as such term is defined in Section 9 hereof), each Seller shall deliver into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:
(a)    Deed. A deed (the “Deed”) with respect to the Real Property it owns, in the form required by the jurisdiction in which the applicable Real Property is located, executed and acknowledged by the applicable Seller, conveying to the applicable Buyer such Seller’s title to the applicable Real Property.
(b)    Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale (each, an “Assignment of Leases and Contracts and Bill of Sale”) with respect to the Real Property it owns, in the form of Exhibit F attached hereto, executed by the applicable Seller.
(c)    State Law Disclosures. Such disclosures and reports as are required with respect to each Real Property by applicable state and local law in connection with the conveyance of such Real Property.
(d)    FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by each Seller substantially in the form of Exhibit G attached hereto.
(e)    Closing Escrow Agreement. The Closing Escrow Agreement, executed by Seller.
(f)    Owner’s Affidavit. An Owner’s Affidavit with respect to each Real Property (“Owner’s Affidavit”), in the form of Exhibit I attached hereto, executed by the applicable Seller, except that Buyer shall have no right to receive a copy of such Owner’s Affidavit.
(g)    Seller’s Reaffirmation. A certificate of each Seller confirming whether the representations and warranties made by such Seller in Section 11.1 hereof continue to be true and correct in all material respects.
(h)    State-Specific Deliveries. If applicable, the state-specific deliveries (each, a “State-Specific Delivery” and collectively, the “State-Specific Deliveries”) listed under each Seller’s name on Exhibit E attached hereto.
(i)    Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
6.2    Buyer’s Deliveries into Escrow. In accordance with the provisions of the Closing Escrow Agreement, Buyer shall deliver into Escrow to the Escrow Holder the following:

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(a)    Purchase Price. The Purchase Price, plus or minus applicable prorations, less the Relevant Amount referenced in Section 3.2 above, deposited by Buyer with the Escrow Holder in immediate, same day federal funds wired for credit into the Escrow Holder’s escrow account and deposited in Escrow Holder’s escrow account.
(b)    Assignment of Leases and Contracts and Bill of Sale. An Assignment of Leases and Contracts and Bill of Sale with respect to each Property, executed by the applicable Buyer.
(c)    Closing Escrow Agreement. The Closing Escrow Agreement, executed by the Buyer.
(d)    State-Specific Deliveries. If applicable, the State-Specific Deliveries listed under each Buyer’s name on Exhibit E attached hereto.
(e)    State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Real Property.
(f)    Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
6.3    Closing Statements/Escrow Fees; Tenant Notices. Prior to 10:00 a.m. (Pacific Standard Time) on the Closing Date and as further provided in the Closing Escrow Agreement, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder and, the applicable Seller and Buyer shall execute at the Close of Escrow, and deliver to each tenant immediately after the Close of Escrow, tenant notices regarding the sale of the applicable Real Property in substantially the form of Exhibit H attached hereto, or such other form as may be required by applicable state law.
6.4    Post-Closing Deliveries. Immediately after the Close of Escrow, to the extent in Seller’s possession, each Seller shall deliver to the offices of the applicable Buyer’s property manager: the original Leases; copies or originals of all contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of such Real Property; and, if in such Seller’s possession or control, any “as‑built” plans and specifications of the Improvements.

7.	CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS
7.1    Conditions to Buyer’s Obligations. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:
(a)    All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing

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Date, subject to any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof;
(b)    As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;
(c)    There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller that would materially and adversely affect Seller’s ability to perform its respective obligations under this Agreement;
(d)    There shall exist no pending or threatened action, suit or proceeding with respect to Seller before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;
(e)    The Title Company shall have executed the Closing Escrow Agreement and shall be irrevocably committed to issue, the Title Policy for each Real Property in accordance with the provisions of Section 4.2.1 herein and the Closing Escrow Agreement;
(f)    Funds available to Buyer from the initial public offering (the “Offering”) of units (the “Units”) representing undivided interests in Prime US REIT (“Buyer S- REIT”), together with funds received by Buyer pursuant to any Bridge Financing (as defined below), are sufficient to pay the Purchase Price (less the Relevant Amount referenced in Section 3.2 above) and all closing costs that are the responsibility of Buyer pursuant to Section 9.2 below; and
(g)    Buyer S-REIT or one (1) of its subsidiaries (direct or indirect) shall have obtained commitments from one or more commercial lenders in an aggregate amount equal to no less than the amount needed (collectively, the “Bridge Financing”) to cover that portion of the Purchase Price (less the Relevant Amount referenced in Section 3.2 above) that will not be funded from proceeds of the Offering, which Bridge Financing shall close prior to or concurrently with the Close of Escrow.
If, notwithstanding the nonsatisfaction of any such condition, Buyer elects to waive such condition pursuant to Section 9.3 below and the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had actual knowledge as of the Close of Escrow.
7.2    Conditions to Seller’s Obligations. The Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:
(a)    All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

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(b)    As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;
(c)    There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;
(d)    There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;
(e)    Seller shall have received all consents and approvals from all parties from whom such consents or approvals are needed, including all consents, if any, required, under all contracts, covenants and other agreements relating to the Portfolio;
(f)    The Title Company shall have executed the Closing Escrow Agreement;
(g)    KBS Real Estate Investment Trust III, Inc. (“KBS REIT III”) (the indirect one hundred percent (100%) owner of each Seller) shall have received board approval authorizing it to consummate the transactions contemplated hereby; and
(h)    Funds available to Buyer from the Offering, together with the funds received by Buyer pursuant to the Bridge Financing, are sufficient to pay the Purchase Price (less the Relevant Amount referenced in Section 3.2 above) and all closing costs that are the responsibility of Buyer pursuant to Section 9.2 below.
7.3    Additional Conditions Precedent to Closing. Between the Effective Date and the Close of Escrow, as an additional condition precedent to Buyer’s and Seller’s obligation to consummate the transaction contemplated under this Agreement, no fact or circumstance shall have arisen (regardless of whether or not permitted under this Agreement) which would materially adversely affect the initial public offering (“IPO”) of the Units and/or Buyer S-REIT’s ability to obtain a listing on the Singapore Exchange Securities Trading Limited. In addition, as a condition to Buyer's and Seller’s obligation to consummate the transaction contemplated by this Agreement, Buyer S-REIT shall have received the eligibility-to-list letter from the SGX approving, among other things, the listing of, and quotation for Units on the SGX, the final prospectus shall have been registered in connection with the IPO, the underwriting agreement required to be entered into in connection with the IPO shall have been entered into and shall not have been terminated pursuant to its terms. For avoidance of doubt, the failure of either of the conditions precedent set forth above in this Section 7.3 shall not be a default by Seller or Buyer under the terms of this Agreement. In addition, Seller and Buyer acknowledge that Seller and its affiliates will at no time own Units in Buyer S-REIT in excess of twenty-six (26%) of the outstanding Units.

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7.4    Failure to List on SGX.
(a)    Efforts to List. The Buyer shall use its commercially reasonable efforts to ensure that the Units will be listed, and the trading of such Units will commence, on the SGX.
(b)    Failure to List. In the event that the listing described in Section 7.4(a) is not or cannot be fulfilled prior to the Close of Escrow, Buyer and Seller shall each be entitled to terminate this Agreement by delivering written notice to the other and Escrow Holder, in which event this Agreement shall terminate, except for any provisions in this Agreement that expressly survive a termination of this Agreement.
(c)    Return of Documents and Funds. If this Agreement is terminated under Section 7.3 or Section 7.4 and any closing documents or funds were delivered into Escrow with Escrow Holder in anticipation of the Close of Escrow, each of such documents and funds shall be returned to the party that delivered same, or as such party may direct.

8.	CLOSE OF ESCROW; POSSESSION
8.1    “Close of Escrow” shall mean and refer to the point in time where the Escrow Holder is irrevocably authorized by Seller and Buyer to release to Seller the Purchase Price (less the Relevant Amount referenced in Section 3.2 above) and other amounts due to Seller, to direct the Title Company to record the Deeds, and to release the other closing documents to the parties. The Close of Escrow will automatically occur as of 10:59 p.m. (Pacific Standard Time) on the Closing Date unless this Agreement and the Escrow is terminated pursuant to an express termination right hereunder or under the Closing Escrow Agreement. Sole exclusive possession of the Real Properties, subject only to the Permitted Exceptions, shall be delivered to Buyer as of the Close of Escrow on the Closing Date.

9.	ESCROW
9.1    Closing. The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. In addition, in connection with the Closing, each Seller, each Buyer, Escrow Holder and the Title Company shall execute a Closing Escrow Agreement in the form of Exhibit B attached hereto (the “Closing Escrow Agreement”), attached to which Closing Escrow Agreement shall be a list of all final pro forma Title Policies with respect to the Properties (each, a “Pro Forma Title Policy” and collectively, the “Pro Forma Title Policies”) in the form of each applicable Title Report. The Closing Escrow Agreement shall provide that, subject to the satisfaction of each condition set forth in the applicable Title Report and payment of the title premium and other fees applicable thereto, the Title Company shall be obligated to issue each Title Policy to the applicable Buyer in the form of the applicable Pro Forma Title Policy as soon as practicable after the recording of the applicable Deed. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the “Additional Instructions”). In the event of any conflict or inconsistency (i) between this

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Agreement, the Closing Escrow Agreement, and the Additional Instructions, this Agreement and the Closing Escrow Agreement shall prevail and govern, and the Additional Instructions shall so provide, and (ii) between this Agreement and the Closing Escrow Agreement, the Closing Escrow Agreement shall prevail and govern, and the Closing Escrow Agreement shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement or the Closing Escrow Agreement unless otherwise agreed to in writing by Seller and Buyer.
On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived in writing by the Party for whose benefit the condition exists, Escrow Holder shall take the following actions in the order indicated below, in each case as more particularly set forth in the Closing Escrow Agreement:
(a)    With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the date of the recordation of the applicable Deed or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;
(b)    Deliver to Seller, in cash or current funds, the Purchase Price (less the Relevant Amount referenced in Section 3.2 above), plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, each Buyer’s signed counterparts of the applicable Assignment of Leases and Contracts and Bill of Sale and conformed copies of the recorded Deeds;
(c)    Record each Deed in the official records of the County in which the applicable Real Property is located;
(d)    Deliver to Buyer those items referred to in Section 6.1 hereof and a conformed copy of each recorded Deed;
(e)    Cause the Title Company to issue each Title Policy for each Real Property in accordance with the provisions of this Agreement and the Closing Escrow Agreement; and
(f)    Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.
9.2    Escrow and Title Charges.
(a)    Subject to the provisions of Section 4.1 above, upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer in accordance with local custom in the applicable jurisdiction. If Buyer desires ALTA extended coverage for any Title Policy, Buyer shall pay the premiums and any additional costs for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to such Title Policy, if required by Buyer. In addition, Buyer shall pay all costs incurred in connection with Buyer’s updating or recertifying any Existing Surveys or obtaining any surveys for any Real Property. Except to the extent otherwise specifically provided herein, all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction shall be borne and paid by the party incurring same. If the Close of

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Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.
9.3    Procedures Upon Failure of Condition. Except as otherwise expressly provided herein or in the Closing Escrow Agreement, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:
(a)    This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3.1 and 14 hereof and the confidentiality provisions of Section 4.6 hereof, which shall survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made (i) within two (2) business days after the date such condition was to be satisfied, or (ii) on the date the Close of Escrow occurs, whichever occurs first;
(b)    Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;
(c)    Buyer shall destroy or return to Seller the Property Information and Buyer shall deliver to Seller all Work Product (as such term is defined in Section 15.3 hereof) in accordance with the terms and provisions of Section 15.3 below; and
(d)    Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.

10.	PRORATIONS
If the Purchase Price (less the Relevant Amount referenced in Section 3.2 above) is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price (less the Relevant Amount referenced in Section 3.2 above) is not so received by Seller’s depository bank on the Closing Date, then the day the Close of Escrow occurs shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.
10.1    Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date shall be prorated as of the Close of Escrow. Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Buyer shall apply Rent from tenants that are collected after the Close of Escrow first to Rents

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which were applicable to the month of Closing, second to Rents which are due to Buyer after the Close of Escrow, and third to Rents which were due to Seller on or before the Close of Escrow. Any prepaid Rents for the period following the Closing Date shall be paid over by Seller to Buyer. Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first six (6) month period following the Closing Date. Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2    Operating Costs and Additional Rent Reconciliation. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Properties. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Close of Escrow. If, as of the Close of Escrow, Seller has received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such excess. If, as of the Close of Escrow, Seller has received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Close of Escrow, Seller shall receive a credit in the amount of such deficiency; provided, however, Seller shall not be entitled to the portion, if any, of such deficiency for which Seller received a credit at the Close of Escrow under clause (b) of Section 10.3 hereof. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available. The provisions of this section shall pertain to Operating Costs incurred for the current calendar year in which the Closing occurs as well as the calendar year immediately preceding the calendar year in which the Closing occurs.
10.3    Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority (“Taxes”) with respect to the Real Properties for the relevant tax year in which such Real Property is being sold and that are not yet due and payable or that have not yet been paid and that are not (and will not be) reimbursable by tenants under the Leases (or under leases entered into after the Close of Escrow for vacant space existing at the Close of Escrow) as Operating Costs shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the applicable Real Property during such relevant tax year. Seller shall receive a credit for any Taxes paid by Seller and applicable to (a) any period after the Close of Escrow, and (b) any period before the Close of Escrow to the extent reimbursable as Operating Costs by (i) existing tenants under the Leases and not yet received from such tenants, or (ii) future tenants

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that may execute leases covering space in such Real Property that is vacant as of the Close of Escrow. If, as of the Closing Date, Seller is protesting or has notified Buyer, in writing, that it has elected to protest any Taxes for any Real Property, then Buyer agrees that Seller shall have the right (but not the obligation), after the Closing Date, to continue such protest. In such case, any Taxes paid by Buyer after the Closing Date with respect to such Real Property shall be paid under protest and Buyer shall promptly notify Seller of any payments of Taxes made by Buyer with respect to such Real Property. Buyer further agrees to cooperate with Seller and execute any documents requested by Seller in connection with such protest. As to each Real Property, any tax savings received (“Tax Refunds”) for the relevant tax year under any protest, whether filed by Seller or Buyer, shall be prorated between the parties based upon the number of days, if any, Seller and Buyer respectively owned the Real Property during such relevant tax year; if such protest was filed by a Seller, any payment of Tax Refunds to Buyer shall be net of any fees and expenses payable to any third party for processing such protest, including attorneys’ fees. Seller shall have the obligation to refund to any tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to Seller which may be owing to such tenants, which payment shall be paid to Buyer within fifteen (15) business days of delivery to Seller by Buyer of written confirmation of such tenants’ entitlement to such Tax Refunds. Buyer shall have the obligation to refund to tenants in good standing as of the date of such Tax Refund, any portion of such Tax Refund paid to it which may be owing to such tenants. Seller and Buyer agree to notify the other in writing of any receipt of a Tax Refund within fifteen (15) business days of receipt of such Tax Refund. To the extent either party obtains a Tax Refund, a portion of which is owed to the other party, the receiving party shall deliver the Tax Refund to the other party within fifteen (15) business days of its receipt. If Buyer or Seller fail to pay such amount(s) to the other as and when due, such amount(s) shall bear interest from the date any such amount is due to Seller or Buyer, as applicable, until paid at the lesser of (a) twelve percent (12%) per annum and (b) the maximum amount permitted by law. The obligations set forth herein shall survive the Close of Escrow and Buyer agrees that, as a condition to the transfer of the any Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.
10.4    Leasing Commissions, Tenant Improvements and Contracts. At Close of Escrow, the applicable Buyer shall assume (pursuant to the Assignment of Leases and Contracts and Bill of Sale for the applicable Property) the obligation to pay all (a) leasing costs that are due or become due prior to the Closing Date to the extent that the same arise from a new lease or any Lease amendment, extension or expansion hereafter entered into by Seller in accordance with the terms and conditions of this Agreement, and (b) leasing costs that are due after the Closing Date. Buyer will assume the obligations arising from and after the Closing Date under the Contracts.
10.5    Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be transferred or credited to Buyer at the Close of Escrow or placed in escrow if required by law. As of the Close of Escrow, Buyer shall assume Seller’s obligations related to tenant security deposits that are actually transferred or credited to Buyer at the Close of Escrow. Solely with respect to tenant security deposits that are actually transferred or credited to Buyer at the Close of Escrow, Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any such security deposits and will reimburse Seller for all attorneys’

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fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants. If any security deposits are in the form of a letter or credit, Seller’s obligation to deliver or credit such deposit shall be satisfied by the delivery by Seller of the original letter of credit to Buyer. Seller shall cooperate with Buyer to transfer any such letters of credit, including signing any assignment document requested by the issuer and presented to Seller prior to or after Closing, but expressly excluding any obligation to draw on any letter of credit for the benefit of Buyer. All costs of the assignment of any letter of credit shall be paid by Seller without prejudice to Seller’s right to seek reimbursement from a tenant for such costs post-closing if permitted under the respective lease. Seller agrees that it shall not hereafter apply any tenant security deposits to tenant obligations from and after the Effective Date until the Close of Escrow.
10.6    Utilities and Utility Deposits. Utilities for each Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits held by any of the utility companies providing service to a Real Property. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills, Buyer will receive a credit against the Purchase Price for Seller’s portion and will pay the entire bill prior to delinquency after Close of Escrow. If Seller has paid utilities in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits required by utility companies providing service to a Real Property.
10.7    Owner Deposits. Seller shall receive a credit at the Close of Escrow for the bonds, deposits, letters of credit, set aside letters or other similar items that are outstanding with respect to any Real Property that have been provided by Seller or any of its affiliates to any governmental agency, public utility, or similar entity as set forth on Schedule 6 attached hereto (collectively, “Owner Deposits”) to the extent assignable to Buyer. To the extent any Owner Deposits are not assignable to Buyer, Buyer shall replace such Owner Deposits and obtain the release of Seller (or its affiliates) from any obligations under such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not get a credit, such funds shall be delivered to Seller immediately upon their receipt.
10.8    Percentage Rents. Percentage rents (“Percentage Rents”) actually collected for the month in which the Close of Escrow occurs shall be prorated as of the Closing Date.  Percentage Rents due after the Close of Escrow shall not be prorated; provided, however, after any Buyer has completed any reconciliation of actual Percentage Rents payable and estimated Percentage Rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Buyer with regard to such Percentage Rents.  Pursuant to such reconciliation, Seller and Buyer shall be entitled to their proportionate share of all Percentage Rents paid for the subject fiscal Lease year used to calculate each tenant’s Percentage Rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to Buyer) based on the number of days of such fiscal year Seller and Buyer owned the

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Property (and adjusted for any amount of Percentage Rent prorated at Closing or received by Seller or Buyer).  As used in this paragraph, the term “Percentage Rents” shall not include and shall have deducted from such Percentage Rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement.  Buyer will make reasonable efforts, without suit, to collect all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow, and all Percentage Rents which are delinquent as of the Close of Escrow, including, without limitation, sending to tenants bills for the payment of the same.  Seller may pursue collection of all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow and all Percentage Rents which are delinquent as of the Close of Escrow, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.9    Final Adjustment After Closing. If final prorations cannot be made at the Close of Escrow for any item being prorated under this Section 10, then, provided either Buyer or Seller identify any such proration (“Post Closing Proration”) in writing before the Close of Escrow, Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Close of Escrow (but in no event later than May 1, 2020, except that adjustments arising from any tax protest under Section 10.3 or arising from Percentage Rents under Section 10.8 shall not be subject to such limitation, but shall be made as soon as reasonably possible), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due no later than May 1, 2020, except that adjustments arising from any tax protest under Section 10.3 or arising from Percentage Rents under Section 10.8 shall not be subject to such limitation, but shall be made as soon as reasonably possible. Seller shall have reasonable access to, and the right to inspect and audit, Buyer’s books to confirm the final prorations for a period of one (1) year after the Close of Escrow. Notwithstanding anything to the contrary stated in this Section 10, except for any reconciliation arising out of a tax protest under Section 10.3 hereof or arising from Percentage Rents under Section 10.8, and except for any Post Closing Prorations (which must be determined and paid by no later than May 1, 2020), all prorations made under this Section 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow.

11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS‑IS
11.1    Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Portfolio from Seller, each Seller makes the following representations and warranties to Buyer (it being expressly understood and agreed that each of the representations and warranties set forth below are being made by each Seller, as to itself and the Property it owns, and no representations and warranties of any Seller below shall relate to any other Seller or any Property owned by any other Seller).
(a)    Except for KBS CrossPoint at Valley Forge Trust, which is a Delaware Statutory Trust, each Seller Party is a limited liability company duly organized, validly existing,

ACTIVE 31157768v21	‑20‑

and in good standing under the laws of the State of Delaware. Subject to KBS REIT III’s obtaining board approval pursuant to Section 7.2(i) above, each Seller Party has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and subject to KBS REIT III’s obtaining board approval pursuant to Section 7.2(g) above, the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(b)    The obligations of each Seller Party under this Agreement constitute its legal, valid and binding obligations enforceable against it in accordance with its terms.
(c)    To each Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, no Seller has received written notice from any governmental agency in the last twelve (12) months that the Property owned by such Seller or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured.
(d)    To each Seller's Actual Knowledge, except as disclosed on Schedule 2 attached hereto, it has not received written notice from any governmental agency of any currently pending condemnation proceedings relating to its Property.
(e)    To each Seller's Actual Knowledge, except as disclosed on Schedule 2 attached hereto, except with respect to slip and fall and similar claims or matters covered by such Seller’s commercial liability insurance, no such Seller has received service of process with respect to any litigation that has been filed and is continuing against such Seller that arises out of the ownership of the Property and would materially affect its Property or such Seller.
(f)    To each Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, no Seller has received written notice in the last twelve (12) months of a violation under any declaration of covenants, conditions and restrictions, reciprocal easement agreements, or similar instrument recorded against the Property owned by such Seller, except with respect to such violations as have been fully cured.
(g)    To each Seller’s Actual Knowledge, such Seller, nor any of its respective affiliates or constituents (but expressly excluding the shareholders of KBS REIT III), nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (i) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; or (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (iii) engaging in or conspiring to engage in any transaction

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that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
(h)    To each Seller’s Actual Knowledge, such Seller has not received written notice of the existence of any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against such Seller.
For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of, as to each Seller, the asset manager for the Real Property owned by such Seller as reflected in Schedule 4 attached hereto, without any inquiry or investigation.
The representations and warranties made by each Seller in this Agreement shall survive the recordation of their respective Deeds for a period of nine (9) months and any action for a breach of any Seller’s representations or warranties must be made and filed within said nine (9) month period. If, after the Effective Date, but before the Close of Escrow, any Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, such Seller may notify Buyer in writing of such fact. In such case, or in the event Buyer obtains information which would cause any of Seller’s representations and warranties to be untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a material adverse impact on the Portfolio, in which case neither Party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 15.3 and 15.5 which survive termination of this Agreement); or (ii) to the extent Buyer is not permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Portfolio without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty of which Buyer had actual knowledge prior to the Close of Escrow.
11.2    As-Is. As of the Closing Date, Buyer will have:
(a)    examined and inspected the Portfolio and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Portfolio in all respects (including, without limitation, the compliance of the Real Properties with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”)) and by consummating this transaction at the Close of Escrow, shall be deemed to have determined that the same is satisfactory to Buyer;
(b)    reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, and any licenses, leases, contracts, warranties and guarantees relating to the Real Properties or the business conducted thereon, and Buyer, by consummating this transaction at the Close of Escrow, shall be deemed to have

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determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;
(c)    reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Properties, and Buyer, by consummating this transaction at the Close of Escrow, shall be deemed to have determined that the same are satisfactory to Buyer; and
(d)    at its own cost and expense, made its own independent investigation respecting the Portfolio and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by consummating this transaction at the Close of Escrow, shall be deemed to have determined that the same are satisfactory to Buyer.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND ANY WARRANTIES OF TITLE CONTAINED IN THE DEEDS DELIVERED AT THE CLOSE OF ESCROW (“SELLER’S WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, STATUTORY) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PORTFOLIO ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S WARRANTIES. EXCEPT FOR SELLER’S WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA (AS DEFINED ABOVE)). BUYER ACKNOWLEDGES THAT, EXCEPT FOR SELLER’S WARRANTIES, BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PORTFOLIO AND THAT, EXCEPT FOR SELLER’S WARRANTIES, BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PORTFOLIO. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS TAKING THE PORTFOLIO “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PORTFOLIO IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S WARRANTIES, BUYER IS

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SOLELY RELYING UPON ITS EXAMINATION OF THE PORTFOLIO, AND (C) BUYER TAKES THE PORTFOLIO UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEEDS AND SELLER’S WARRANTIES).
WITH RESPECT TO THE FOLLOWING, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER SHALL NOT HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT SELLER HAS MADE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND:

1.	THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PORTFOLIO OR ANY ASPECT THEREOF;

2.	THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING, WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE CONDITION OF THE PORTFOLIO;

3.	THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE PORTFOLIO.
BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTIES MAY OR MAY NOT CONTAIN ASBESTOS AND, IF A REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE REAL PROPERTIES AND THEIR SUITABILITY FOR BUYER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.
NOTWITHSTANDING ANYTHING STATED TO THE CONTRARY CONTAINED HEREIN, THE PROVISIONS OF THIS SECTION 11.2 SHALL NOT APPLY TO (a) SELLER’S WARRANTIES, AND (b) ANY SELLER’S FRAUD.
/s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS BUYER’S INITIALS
ON BEHALF OF
ALL BUYER PARTIES

12.	BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION

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In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Portfolio to Buyer, Buyer makes the following covenants, representations and warranties:
12.1    Buyer’s Representations and Warranties.
(a)    Authority. Each Buyer is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware. Each Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by such Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which any Buyer is a party or to each Buyer’s knowledge binding on such Buyer which is in conflict with this Agreement.
(b)    Executive Order 13224. To the best of each Buyer’s knowledge, neither such Buyer nor any of its respective affiliates or indirect owners of any Buyer, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the OFAC list of restrictions Prohibited Person (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
(c)    Bankruptcy. To the best of each Buyer’s knowledge, such Buyer has not received written notice of the existence of any attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against such Buyer.
12.2    Release. By consummating the transaction contemplated by this Agreement at the Close of Escrow, each Buyer shall be deemed to have made its own independent investigation of the Portfolio, the Property Information and the presence of Hazardous Materials on the Real Properties as each Buyer deems appropriate. Accordingly, subject to the representations and warranties of Seller expressly set forth in Section 11.1 hereof, each Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against each Seller, its successors and assigns, partners, shareholders, officers and/or directors (the “Seller Released Parties”), whether known or unknown, which may arise from or be related to (a) the physical condition, quality, quantity and state of repair of any Real Property and the prior management and operation of the Real Properties, (b) the Property Information, (c) the Real Properties compliance or lack of compliance with any federal, state or local laws or regulations, and (d) any

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past, present or future presence or existence of Hazardous Materials on, under or about the Real Properties or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to any Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.
/s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS Buyer’s Initials
on Behalf of
each Buyer:
/s/CJS
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ACKNOWLEDGES IT WILL BE ACQUIRING ITS RESPECTIVE PROPERTY SUBJECT TO ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PORTFOLIO.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY EACH BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE RECORDATION OF THE DEEDS AND SHALL NOT BE DEEMED MERGED INTO THE DEED UPON ITS RECORDATION.
NOTWITHSTANDING ANYTHING STATED TO THE CONTRARY CONTAINED HEREIN, THE PROVISIONS OF THIS SECTION 12.2 SHALL NOT APPLY TO, AND EACH BUYER DOES NOT RELEASE EACH SELLER FROM (a) SELLER’S WARRANTIES, AND (b) ANY SELLER’S FRAUD.
EACH BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 (“SECTION 1542”), WHICH IS SET FORTH BELOW:

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“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BY INITIALING BELOW, EACH BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES.
Buyer's Initials /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS
On behalf of each Buyer
12.3    ERISA. Buyer is not purchasing any of the Portfolio with “plan assets” of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the “Act,” and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, “ERISA”) or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer shall take all actions reasonably requested by Seller for the purpose of ensuring, to Seller’s satisfaction, that the transactions contemplated herein will comply with ERISA and not result in an imposition of an excise tax under Section 4975 of the Code; such actions shall include, without limitation, the making of such further representations and warranties as Seller’s counsel reasonably deems necessary to ensure that neither this Agreement nor any of the transactions contemplated herein will violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code. In the event that this Agreement, or any transaction or other action by Seller in connection herewith, shall be deemed to violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code, Seller may immediately terminate this Agreement (without any liability to Seller) in accordance with, and subject to the terms and conditions of, Section 9.3 hereof as if such termination arose from a failed condition under Section 9.3 hereof.

13.	DEFAULT AND DAMAGES
13.1    DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN.  IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT.  BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY

ACTIVE 31157768v21	‑27‑

ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE REIMBURSABLE EXPENSES REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT.  BUYER AND SELLER HEREBY AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER MAY TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER AND CANCEL THE ESCROW, IN WHICH EVENT BUYER SHALL PAY SELLER THE REIMBURSABLE EXPENSES AS LIQUIDATED DAMAGES.  SUCH RECEIPT OF THE REIMBURSABLE EXPENSES BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE, AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTION 3275 OR SECTION 3369 OF THE CALIFORNIA CIVIL CODE, OR ANY SIMILAR PROVISION.
NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTION 4.3.1 AND SECTION 14 HEREOF. SELLER AND BUYER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 13.1 AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.
Seller's Initials on Behalf of
All Seller Parties /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS
Buyer's Initials on Behalf of
All Buyer Parties /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS
13.2    Default by Seller. If Seller defaults in its obligations to sell and convey the Portfolio to Buyer pursuant to this Agreement, Buyer’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Portfolio within 30 days of Seller’s default, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law. This Agreement confers no present right, title or interest in the Portfolio to Buyer and Buyer agrees not to file a lis pendens or other similar notice against any Real Property except in connection with, and after, the proper filing of a suit for specific performance.

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14.	NO BROKER
Neither party hereto has had any contact, dealings, negotiations or consultations regarding the Portfolio, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker, representative, employee, agent or other intermediary or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. In the event that any broker or finder perfects a claim for a commission or finder’s fee, the Party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other Party from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same. This section shall survive the termination of this Agreement and the Close of Escrow without limitation.

15.	MISCELLANEOUS PROVISIONS
15.1    Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or facsimile transmission. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or facsimile transmission shall be delivered with all applicable delivery charges thereon fully prepaid and addressed to the applicable party at the address set forth on Schedule 5 attached hereto. Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or facsimile transmission shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to facsimile transmissions, by “answer back confirmation” (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following receipt of such facsimile transmission), as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.
15.2    Assignment; Binding on Successors and Assigns. No Buyer shall assign, transfer or convey its rights or obligations under this Agreement or with respect to the Portfolio without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion. Any attempted assignment without the prior written consent of Seller shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of each Property.
15.3    Work Product. Effective upon and in the event of a termination of this Agreement for any reason, if requested by Seller in writing, Buyer shall deliver to Seller copies

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of all reports, plans, studies, documents, written information and the like that were generated by Buyer’s third party consultants (without any representation or warranty by Buyer as to such documents and at no cost to the Seller), whether prior to the effective date of this Agreement, or during the period of Escrow in connection with Buyer’s proposed acquisition, development, use or sale of the Real Property (collectively, the “Work Product”); provided, however, Buyer shall not be required to deliver any proprietary or attorney-client privileged Work Product; provided further, however, all third-party reports relating to the physical condition of the Property shall specifically be included in the definition of Work Product and shall not be considered proprietary or subject to attorney-client, work product or similar privilege. Buyer shall also destroy, or return in the same condition as delivered to Buyer, all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow. Notwithstanding anything stated to the contrary in this Agreement, Buyer may retain any Work Product or Property Information (in accordance with the confidentiality obligations provided for under this Agreement) to the extent required by law, regulation or Buyer’s internal document retention policies.
15.4    Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder.
15.5    Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
15.6    Survival of Representations, Warranties, Covenants, Obligations and Agreements. Except as otherwise expressly provided below in this Section 15.6, none of the representations, warranties, covenants, obligations or agreements contained in this Agreement shall survive the Close of Escrow or the earlier termination of this Agreement.
(a)    Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of each Buyer under Sections 4.3.1 (which shall only survive the termination of this Agreement for a period of nine (9) months) and 14 (which shall only survive the termination of this Agreement for a period of nine (9) months) hereof and the provisions of Sections 4.6, 11.2, 13.2, 15.3, 15.5, 15.17, 15.19, 15.20 and Sections 15.21(a), (b), (d), (e), (f), (k)(i), (k)(ii), and (k)(iii) hereof (collectively, the “Surviving Termination Obligations”) shall survive the termination of this Agreement without limitation, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the

ACTIVE 31157768v21	‑30‑

date of the termination of this Agreement (or with respect to Sections 4.3.1 and 14, within nine (9) months after the date of the termination of this Agreement).
(b)    Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of each Buyer under Sections 4.3.1 (which shall only survive the Close of Escrow for a period of nine (9) months), 14 (which shall only survive the Close of Escrow for a period of nine (9) months) and 10.5 (which shall only survive the Close of Escrow for a period of nine (9) months) hereof, the provisions of Sections 4.6, 10.1, 10.3, 10.4, 10.8, 11.2, 12.1, 12.2, and 12.3 that relate to Buyer and the provisions of Sections 15.5, 15.17, 15.19, 15.20 and Sections 15.21(a), (b), (d), (e), (f), (k)(i), (k)(ii), and (k)(iii) hereof (collectively, the “Surviving Closing Obligations”) shall survive the Close of Escrow without limitation, and shall not be merged with the recording of the Deed, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing (or with respect to Sections 4.3.1, 14 and 10.5, within nine (9) months after the Closing); provided, however, in no event shall each Buyer’s liability, if any, with respect to any Surviving Closing Obligations exceed, in the aggregate, an amount equal to one percent (1%) of the Purchase Price allocated to such Buyer’s Property, as more particularly set forth in Section 3.1. For example, the liability of Prime US-Village Center Station II, LLC with respect to any Surviving Closing Obligation and any Limited Surviving Closing Obligation for which it has responsibility is limited to one percent (1%) of the amount set forth in Section 3.1(a) hereof.
(c)    Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of each Seller under Section 14 hereof and the provisions of Sections 11.1, 15.21(a)(v), 15.21(k)(v), and 15.21(k)(vi) hereof (collectively, the “Limited Surviving Closing Obligations”) shall survive the Close of Escrow and the execution and delivery of the Deed only for a period of nine (9) months immediately following the Closing (except for Sections 15.21(k)(v) and 15.21(k)(vi), which provisions shall survive the Close of Escrow for the time periods set forth in such sections, respectively), and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Limited Surviving Closing Obligations shall be actionable and enforceable if and only if notice of such claim is given to the party which allegedly breached such representation or warranty, or breached such covenant, obligation or agreement, within nine (9) months after the Closing (or, with respect to Sections 15.21(k)(v) and 15.21(k)(vi), within the time periods set forth in such sections); provided, however, in no event shall each Seller’s liability, if any, with respect to any Limited Surviving Closing Obligations and any Surviving Closing Obligations exceed, in the aggregate, an amount equal to one percent (1%) of the Purchase Price allocated to such Seller’s Property, as more particularly set forth in Section 3.1. For example, the liability of Village Center Station II Owner, LLC with respect to any Limiting Surviving Closing Obligations and any Surviving Closing Obligations for which it has responsibility is limited to one percent (1%) of the amount set forth in Section 3.1(a) hereof.
15.7    Entire Agreement. This Agreement contains the entire agreement and understanding of the Parties in respect to the subject matter hereof, and the Parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed,

ACTIVE 31157768v21	‑31‑

amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the Party to be bound thereby. The Parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing, but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each Party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the Parties hereto with respect to the subject matter hereof and hereby waive any claim against the other Party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the Parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8    Governing Law. This Agreement shall be governed by the laws of the State of California.
15.9    Counterparts. This Agreement may be executed simultaneously in one or more counterparts and delivered via facsimile and/or by electronic mail in "PDF" format, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.10    Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business.
15.11    Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.
15.12    Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13    No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.

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15.14    Several Liability and Obligation of Buyer. Notwithstanding anything stated to the contrary in this Agreement, all obligations and liabilities of each Buyer under this Agreement shall be several, and not joint, as to Buyer. For avoidance of doubt, if any Buyer fails to meet its obligations under this Agreement the recourse of Seller for such failure shall be limited to pursuing the individual Buyer that failed to meet its obligations and no other Buyer shall have any liability whatsoever regarding the same.
15.15    Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.16    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in California, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 11:59 p.m. (Pacific Standard Time).
15.17    Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.18    Waiver of Jury Trial. To the extent permitted by applicable law, the Parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.19    No Personal Liability. Notwithstanding anything stated to the contrary herein, prior to the Close of Escrow each Seller’s liability under this Agreement shall be limited to such

ACTIVE 31157768v21	‑33‑

Seller’s interest in the Property it owns and no Seller’s constituent partners and/or members (direct or indirect), no Seller’s asset manager, nor any Seller’s directors, trustees, employees or agents (direct or indirect) shall have any personal liability hereunder.
15.20    Several Liability of Seller. All obligations and liabilities of each Seller under this Agreement shall be several, and not joint, as to Seller. For avoidance of doubt, if any Seller fails to meet its obligations under this Agreement the recourse of Buyer for such failure shall be limited to pursuing the individual Seller that failed to meet its obligations and no other Seller shall have any liability whatsoever regarding the same.
15.21    State-Specific Provisions.
(a)    California Provisions.
(i)    Natural Hazard Disclosure. Buyer acknowledges that Seller has commissioned Escrow Holder or its affiliate to prepare a natural hazard disclosure statement for each Property located in California (the “Natural Hazard Disclosure”), including the matters required by Article 1.7 of the California Civil Code (currently Section 1103 through 1103.15).  Buyer acknowledges that this transaction is not subject to such Article 1.7, but that, nevertheless, the Natural Hazard Disclosure shall serve to satisfy any and all disclosure requirements relating to the matters referenced in the Natural Hazard Disclosure.  Seller does not warrant or represent either the accuracy or completeness of the information in the Natural Hazard Disclosure, and Buyer shall use same merely as a part in its overall investigation of the Portfolio.
(ii)    Waiver of CC Section 1662. Seller and Buyer each expressly waive the provisions of California Civil Code Section 1662 and hereby agree that the provisions of Section 5.4 hereof shall govern their obligations in the event of damage or destruction to any Real Property located in California or condemnation of all or any part of any Real Property located in California.
(iii)    Environmental Disclosure. Each Buyer acknowledges and agrees that Seller has indicated that the sole inquiry and investigation that Seller has conducted in connection with the environmental condition of each Real Property located in California is to obtain the environmental report(s) made available to Buyer as part of the Property Information, and that, for all purposes, including California Health and Safety Code Section 25359.7, each Seller has acted reasonably in solely relying upon said inquiry and investigation. Buyer further acknowledges and agrees that Seller’s making available to Buyer any environmental report(s) as part of the Property Information shall constitute notice to Buyer of any environmental condition disclosed therein, which shall be deemed to satisfy the notice requirements under California Health and Safety Code Section 25359.7.
(iv)    Permitted Exceptions. With respect to any Property located in California, the Permitted Exceptions shall also mean and include the lien of supplemental taxes assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.
(v)    Contracts. It is acknowledged and agreed that Seller has no authority to award the Contracts with respect to the Property located in California on or after the

ACTIVE 31157768v21	‑34‑

Closing. At least fifteen (15) days before the Closing Date, Buyer shall notify the Seller of the Property located in California in writing whether a “successor service contract” (as that term is defined in Section 1060 of the California Labor Code (the “Labor Code”)) for janitorial and/or building maintenance services has been or will be awarded in place of the Contacts for the Property located in California, and, if so, shall identify the name and address of the applicable successor contractors, and Seller shall promptly furnish such information to each of the vendors to such Contracts. If Buyer fails to provide written notice in accordance with the immediately preceding sentence, Seller shall use commercially reasonable efforts to cause its applicable vendors to such Contracts to provide to Buyer at least five (5) days prior to the Closing a list of all “employees” (as that term is defined in Section 1060 of the Labor Code), which includes the name, date of hire, and job classification for each such employee covered by such Contracts at the time of its termination with respect to such Property, and Buyer hereby assumes responsibility for providing such list to its successor contractor(s). The provisions of this Section 15.21(a)(v) shall survive the Closing.
(vi)    Disclosure of California Civil Code Section 1101.5. In accordance with the requirements of California Civil Code Section 1101.5(e), Seller hereby discloses the following: (1) California Civil Code Section 1101.5(a) provides as follows: “On or before January 1, 2019, all noncompliant plumbing fixtures in any multifamily residential real property and in any commercial real property shall be replaced with water-conserving plumbing fixtures”; and (2) to Seller’s Actual Knowledge, the Property located in California does not have any such noncompliant plumbing fixtures.
(b)    Colorado Provisions.
(i)    Special Taxing District Disclosure – CRS 38-35.7-101. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND TAX TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH ANY PROPERTY LOCATED IN COLORADO IS LOCATED BY CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR SUCH PROPERTY, AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY CLERK AND RECORDER, OR THE COUNTY ASSESSOR.
(ii)    Community Interest Community – CRS 38-35.7-102. IF ANY PROPERTY LOCATED IN COLORADO IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY, THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNER’S ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE

ACTIVE 31157768v21	‑35‑

FINANCIAL OBLIGATIONS UPON THE OWNER OF SUCH PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION. IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON SUCH PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO SUCH PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION. BUYERS OF PROPERTY LOCATED WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION. BUYERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.
(c)    Georgia Provisions.
(i)    Attorneys’ Fees. Any attorneys’ fees and costs paid by either the Seller of any Property located in Georgia, or the Buyer that is acquiring any Property in Georgia in accordance with Section 15.5 of this Agreement, shall be paid without regard to the provisions of O.C.G.A. Section 13-1-11.
(d)    Texas Provisions.
(i)    Waiver of Texas Deceptive Trade Practices. To the extent applicable and permitted by law (and without admitting such applicability), each Buyer that owns a Property in Texas, as a material inducement to Seller to enter into this Agreement and the transactions contemplated herein, hereby waives the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive, as well as the right to assert a claim under Chapter 27 of the Texas Business and Commerce Code or under any other similar statute or enactment. As a further material inducement to Seller to enter into this Agreement and the transactions contemplated herein, each Buyer that owns a Property in Texas represents and warrants to Seller that such Buyer is acquiring its Property for commercial or business use, has knowledge and experience in financial and business matters that enable such Buyer to evaluate the merits and risks of the transaction herein contemplated, has bargained for and obtained a purchase price and other terms under this Agreement which make the acceptance of a contract which substantially limits its recourse against such Seller acceptable, and has been and will continue to be represented by counsel in connection with the transaction contemplated herein.
(ii)    Deed Restriction Notice. If there are any deed restrictions or other covenants that affect any Property located in Texas, then Seller shall prepare and give to Buyer written notice of such deed restrictions in a form reasonably acceptable to Seller and the Title Company.
(iii)     Water Code Notice. In the event that any Property located in Texas is located in a district created under Title 4 of the Texas Water Code (General Law Districts) or by a special Act of the legislature that is providing or proposing to provide, as the district's principal function, water, sanitary sewer, drainage, and flood control or protection facilities or services, or any of these facilities or services that have been financed or are proposed to be financed with bonds of the district payable in whole or part from taxes of the district, or by

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imposition of a standby fee, if any, to household or commercial users, other than agricultural, irrigation, or industrial users, and which district includes less than all the territory in at least one county and which, if located within the corporate area of a city, includes less than 75 percent of the incorporated area of the city or which is located outside the corporate area of a city in whole or in substantial part, and is subject to the requirements of Section 49.452 of the Texas Water Code, then Seller shall prepare and give to Buyer the written notice that is required by Section 49.452 of the Texas Water Code.
(iv)    Notice to Buyer. The Texas Real Estate License Act requires that Seller notify each Buyer that will be acquiring Property located in Texas that such Buyer should either (i) have an attorney examine an abstract of title to each Property located in Texas, or (ii) obtain a title insurance policy covering each Property located in Texas. Notice to that effect is, therefore, hereby given to and acknowledged by such Buyer.
(e)    Maryland Provisions. The Buyer that will own Property in Montgomery County, Maryland, acknowledges that the following disclosures are hereby made with respect to the Property located in Montgomery County, Maryland (the “Montgomery County Project”) pursuant to applicable law in Montgomery County, Maryland:
(i)    Master Plan. Pursuant to Chapter 40 of the Montgomery County Code, Seller hereby apprises such Buyer of such Buyer’s right to review the applicable master plan and the municipal land use plan and any adopted amendments and any approved official maps showing planned land uses, roads and highways, and parks and other public facilities affecting the Montgomery County Project contained in any such plan prior to the execution of this Agreement. Seller hereby informs such Buyer that the applicable plan or general plan for Montgomery County, Maryland, is available at the Maryland National Capital Park and Planning Commission.
By initialing below, such Buyer acknowledges that (a) Seller has offered such Buyer the opportunity to review the applicable master plan and municipal land use plan and any adopted amendments to such plans, (b) Seller has informed such Buyer that amendments affecting the plan may be pending before the planning board or the county council or a municipal planning body, (c) such Buyer has reviewed said applicable plans and adopted amendments prior to executing this Agreement or does hereby waive such Buyer’s right to do so and (d) such Buyer understands that to stay informed of future changes in county and municipal land use plans, such Buyer should consult the planning board and the appropriate municipal planning body.
Buyer Initials: /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS
(ii)    Water and Sewer Service. By initialing below, such Buyer acknowledges that Seller has informed such Buyer that Seller does not know (a) whether the Montgomery County Project is connected to, or has been approved for connection to, a public water and sewer system, (b) if the Montgomery County Project is not connected to a public water and sewer system, (i) the source, if any, of potable water for any Montgomery County Project, and (ii) whether an individual sewage disposal system has been constructed on the Montgomery

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County Project or approved or disapproved for construction, and (c)(i) the water and sewer service area category or categories that currently apply to the Montgomery County Project, and a brief explanation of how each category affects the availability of water and sewer service, (ii) any recommendations in the applicable master plan regarding water and sewer service for the Montgomery County Project, and (iii) the status of any pending water and sewer comprehensive plan amendments or service area category changes that would apply to each Montgomery County Project.
Buyer Initials: /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS /s/CJS
(f)    Utah Provisions. None.
(g)    Virginia Provisions. None.
(h)    Missouri Provisions. None.
(i)    Kansas Provisions. None.
(j)    Pennsylvania Provisions.
(i)    The Buyer that is acquiring Property in Pennsylvania hereby acknowledges and understands that access to a public road or street for its Property in Pennsylvania may require issuance of a highway occupancy permit from the Pennsylvania Department of Transportation.
(ii)    A “Real Estate Recovery Fund” exists to reimburse any person who has obtained a final civil judgment against a Pennsylvania real estate licensee owing to fraud, misrepresentation, or deceit in a real estate transaction and who has been unable to collect the judgment after exhausting all legal and equitable remedies. For complete details about said Real Estate Recovery Fund, call 717-783-3568.
(iii)    By signing this Agreement, the parties acknowledge receipt of the agency disclosure located at http://mlhdocs.com/legal/agencydisclosures/Ten-X/Pennsylvania.pdf.
(iv)    Section 11.1 of this Agreement is hereby supplemented by adding the representations set forth below, which representations are hereby made by only the Seller of the Property located in Pennsylvania:

(a)
Bulk Sales/Taxes. All Pennsylvania state tax returns required to have been filed by such Seller have been filed or will be filed by the Closing Date, and all Pennsylvania state taxes for the Property located in Pennsylvania shown as due on such returns, including without limitation, income taxes, sales and use taxes, unemployment compensation contributions and employer withholding taxes, if any, payable by such Seller, and interest and penalties thereon accrued on or before the Closing Date, have been paid, or will be paid by the Closing Date.

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(b)
Sewage Facilities Notice. Under the terms of the Pennsylvania Sewage Facilities Act of January 24, 1966, No. 537, P.L. 1535 as amended, the Seller of the Property located in Pennsylvania represents that a community sewage system currently exists and is available to the Property located in Pennsylvania.

(v)    No less than ten (10) days prior to the Closing Date, the Seller of the Property located in Pennsylvania hereby agrees to file an Application for Tax Clearance Certificate (Form Rev-181) (the “Tax Clearance Certificate”) with the Pennsylvania Department of Revenue and to provide evidence of such filing to the Buyer that is acquiring the Property located in Pennsylvania. Such Seller hereby agrees to provide a copy of the Tax Clearance Certificate to such Buyer as soon as it is obtained. The provisions of this Paragraph 15.21(k)(v) shall survive the Closing until the earlier to occur of (a) one (1) year or for such longer period to the extent that there remains a claim asserted by such Buyer against such Seller for a breach of such Seller’s representation referenced in Section 15.21(k)(iv)(a) above, and (b) such Seller’s delivery to such Buyer of a clearance certificate issued by the Pennsylvania Department of Revenue.
(vi)    The Seller of the Property located in Pennsylvania agrees to indemnify, defend and hold harmless the Buyer that is acquiring the Property located in Pennsylvania from and against any and all actual losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties (including, without limitation, any failure of the Bulk Sales Payments (as hereinafter defined), if any, to be timely made), payments and reasonable costs and expenses incurred by such Buyer (including reasonable attorneys’ fees and court costs) arising out of or in connection with any Bulk Sales Payments, including, without limitation, actual losses, liabilities and damages, arising out such Seller’s failure to timely obtain the Tax Clearance Certificate (collectively, the “Bulk Sale Indemnified Losses”). For purposes hereof, “Bulk Sales Payments” shall mean all amounts, if any, which may be payable by such Buyer to the Commonwealth of Pennsylvania and/or the Pennsylvania Department of Revenue pursuant to 43 P.S. Section 788.3 and 72 P.S. Sections 1403, 7240 and/or 7321.1 of the Pennsylvania Statutes, or any underlying Pennsylvania tax statutes or regulations, that accrued on or before the Closing Date, arising from the failure by such Seller to file tax returns and/or to pay all of the taxes assessed or claimed against such Seller by the Commonwealth of Pennsylvania, including without limitation franchise taxes, income taxes, sales and use taxes, unemployment compensation contributions and withholding taxes payable in respect of employees, and interest and penalties thereon, through and until the Closing Date in connection with such Seller’s sale of the Property located in Pennsylvania. Notwithstanding anything stated to the contrary in this Section 15.21(k)(vi), such Buyer shall have no right to enforce the indemnity provided for in this Section 15.21(k)(vi) and pursue any Bulk Sale Indemnified Losses until, and unless, as to any such Bulk Sale Indemnified Losses, any appeal period has expired with respect to such Seller’s right to appeal the imposition of any Bulk Sale Payments payable to the Commonwealth of Pennsylvania and/or the Pennsylvania Department of Revenue; provided, however, notwithstanding the foregoing, such Buyer shall have the right to enforce this indemnity to pursue Bulk Sale Indemnified Losses notwithstanding that any such appeal period may not have expired (and notwithstanding that such Seller may be appealing the payment of any Bulk Sale Payments) to the extent demand has been made (and has not been legally stayed) on such Buyer to pay all or any portion of the Bulk Sale Payments. The provisions of this Section 15.21(k)(vi) shall survive the Closing for the period of the earlier to occur of (a) one (1)

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year, or for such longer period as their remains an unresolved claim that was asserted by such Buyer against such Seller during such one-year period for any Bulk Sale Indemnified Losses, and (b) such Seller’s delivery to such Buyer of a clearance certificate issued by the Pennsylvania Departments of Revenue and Labor confirming that there are no Bulk Sale Payments due.
15.22    Exhibits. If, as of the Effective Date, any Exhibits or Schedules said to be attached hereto are missing, Buyer and Seller agree that each party shall work in good faith with the other to attach such missing Exhibits or Schedules to a fully executed version of this Agreement within ten (10) days after the Effective Date, and such attached Exhibits and Schedules shall be deemed to have been attached hereto as of the Effective Date. If, after the Effective Date, any Exhibits or Schedules attached hereto are discovered to contain any errors, Buyer and Seller agree that each party shall work in good faith with the other to replace such Exhibits or Schedules to correct any such errors, and such replacement Exhibits or Schedules shall be deemed to have been attached hereto as of the Effective Date.
15.23    Termination Rights. Notwithstanding anything stated to the contrary in this Agreement, and except as otherwise provided for in Section 5.4 of this Agreement for damage and destruction or condemnation/eminent domain, any termination right provided for in this Agreement, or any remedy provided for under this Agreement arising from a default under this Agreement, in favor of either Seller or Buyer, may only be exercised by such party for the entire Portfolio and not for a Real Property or certain Real Properties less than the entire Portfolio. For avoidance of doubt, except as otherwise provided for in Section 5.4 of this Agreement for damage and/or destruction or condemnation/eminent domain, the Seller shall only be obligated to sell, and the Buyer shall only be obligated to purchase, the entire Portfolio upon the Close of Escrow.
15.24    Concurrently with the Close of Escrow Seller shall cause KBS REIT Properties III, LLC, a Delaware limited liability company (“KBS REIT Properties”),  to assign to Prime US – Lower Tier, LLC, a Delaware limited liability company (“Prime US Lower Tier”), and Buyer shall cause Prime US Lower Tier to assume, all of KBS REIT Properties’ obligations under that certain ISDA 2002 Master Agreement dated December 8, 2014 (the “Swap Agreement”), entered into by and between KBS REIT Properties and Bank of America, N.A. (“BofA”), which shall be accomplished through the execution and delivery by KBS REIT Properties, Prime US Lower Tier and BofA of such documents as may be reasonably  required by BofA, and, in connection with the same, any amounts paid, or payable, under the Swap Agreement for the calendar month in which the Close of Escrow occurs shall be pro-rated between Buyer and Seller.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
[Signatures on following pages]

ACTIVE 31157768v21	‑40‑

"SELLER":
VILLAGE CENTER STATION II OWNER, LLC,
a Delaware limited liability company

By:	KBSIII VILLAGE CENTER STATION II MEMBER, LLC,
a Delaware limited liability company,
its sole member and manager

By:	KBSIII REIT ACQUISITION XXXII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII TOWER AT LAKE CAROLYN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VI, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII ONE WASHINGTONIAN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION X, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII 222 MAIN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII 171 17TH STREET, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII RESTON SQUARE, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XVIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII 101 SOUTH HANLEY, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XX, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII VILLAGE CENTER STATION, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XXIII, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII PROMENDAGE ONE, LLC,
a Delaware limited liability company

By:	KBSIII PROMENADE ONE MEZZ, LLC,
a Delaware limited liability company,
its sole member

By:	KBSIII PROMENAGE AT EILAN, LLC,
a Delaware limited liability company,
its manager

By:	KBSIII 3003 WASHINGTON MEMBER, LLC,
a Delaware limited liability company,
its manager

By:	KBSIII REIT ACQUISITION XVII, LLC,
a Delaware limited liability company,
its managing member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII PROMENADE TWO, LLC,
a Delaware limited liability company

By:	KBSIII PROMENADE TWO MEZZ, LLC,
a Delaware limited liability company,
its sole member

By:	KBSIII PROMENADE AT EILAN, LLC,
a Delaware limited liability company,
its manager

By:	KBSIII 3003 WASHINGTON MEMBER, LLC,
a Delaware limited liability company,
its manager

By:	KBSIII REIT ACQUISITION XVII, LLC,
a Delaware limited liability company,
its managing member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III,
INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII CROSSPOINT AT VALLEY FORGE TRUST,
a Delaware Statutory Trust

By:	KBSIII CROSSPOINT AT VALLEY FORGE, LLC,
a Delaware limited liability company,
as Administrative Trustee

By:	KBSIII REIT ACQUISITION XXVI, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

KBSIII TOWERS AT EMERYVILLE, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION XXI, LLC,
a Delaware limited liability company,
its sole member

By:	KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company,
its sole member

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

"BUYER":
PRIME US-VILLAGE CENTER STATION II, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-TOWER AT LAKE CAROLYN, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-ONE WASHINGTONIAN, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-222 MAIN, LLC,
a Delaware limited liability company

By:	PRIME US-ACQUISITION I, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-171 17TH STREET, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-RESTON SQUARE, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-101 SOUTH HANLEY, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-VILLAGE CENTER STATION, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-PROMENADE, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-CROSSPOINT AT VALLEY FORGE, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

PRIME US-TOWER AT EMERYVILLE, LLC,
a Delaware limited liability company

By:	PRIME US-LOWER TIER, LLC
a Delaware limited liability company,
its sole member and manager

By:	PRIME US-MIDDLE TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-UPPER TIER, LLC,
a Delaware limited liability company,
its sole member

By:	PRIME US-SUB REIT, INC.,
a Delaware corporation,
its sole member

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
President

AGREED TO THIS 27TH
DAY OFR JUNE, 2019,
AS TO PROVISIONS RELATING TO ESCROW HOLDER:

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By /s/Authorized Signatory
Its V.P.

E-1
ACTIVE31157768v21

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	—	List of Seller Parties, Buyer Parties and Real Properties
EXHIBIT B	—	Form of Closing Escrow Agreement
EXHIBIT C	—	List of Contracts
EXHIBIT D	—	Intentionally Deleted
EXHIBIT E	—	State-Specific Deliverables
EXHIBIT F	—	Form of Assignment of Leases and Contracts and Bill of Sale
EXHIBIT G	—	Form of FIRPTA Affidavit
EXHIBIT H	—	Form of Tenant Notice
EXHIBIT I	—	Form of Owners Affidavit
SCHEDULE 1	—	List of Title Reports
SCHEDULE 2	—	Disclosures
SCHEDULE 3	—	Form of California Natural Hazard Disclosure Statement
SCHEDULE 4	—	Schedule of Asset Managers
SCHEDULE 5	—	Notice Address of the Parties
SCHEDULE 6	—	Owner Deposits
SCHEDULE 7	—	Intangible Property

ACTIVE 31157768v21

EXHIBIT A
List of Seller Parties, Buyer Parties and Real Properties

	SELLER PARTY	REAL PROPERTY NAME AND ADDRESS	BUYER PARTY
1.	Village Center Station II Owner, LLC, a Delaware limited liability company	Village Center Station II (Charter Communications) 6350 and 6360 South Fiddlers Green Circle Greenwood Village, CO 80111	Prime US-Village Center Station II, LLC, a Delaware limited liability company
2.	KBSIII Tower at Lake Carolyn, LLC, a Delaware limited liability company	Tower At Lake Carolyn (Tower 909) 909 E. Lake Carolyn Parkway, Irving, TX 75039	Prime US-Tower At Lake Carolyn, LLC, a Delaware limited liability company
3.	KBSIII One Washingtonian, LLC, a Delaware limited liability company	One Washingtonian 9801 Washingtonian Boulevard Gaithersburg, MD 20878	Prime US-One Washingtonian, LLC, a Delaware limited liability company
4.	KBSIII 222 Main, LLC, a Delaware limited liability company	222 Main 222 South Main Street, Salt Lake City, UT 84101	Prime US-222 Main, LLC, a Delaware limited liability company
5.	KBSIII 171 17th Street, LLC, a Delaware limited liability company	171 17th Street 171 17th Street NW Atlanta, GA 30363	Prime US-171 17th Street, LLC, a Delaware limited liability company
6.	KBSIII Reston Square, LLC, a Delaware limited liability company	Reston Square 11790 Sunrise Valley Drive Reston, VA 20191	Prime US-Reston Square, LLC, a Delaware limited liability company
7.	KBSIII 101 South Hanley, LLC, a Delaware limited liability company	101 South Hanley 101 South Hanley Clayton, MO 63105	Prime US-101 South Hanley, LLC, a Delaware limited liability company
8.	KBSIII Village Center Station, LLC, a Delaware limited liability company	Village Center Station 6380 South Fiddlers Green Circle Greenwood Village, CO 80111	Prime US-Village Center Station, LLC, a Delaware limited liability company

EXHIBIT A
ACTIVE 31157768v21

9.	Promenade One KBSIII Promenade One, LLC, a Delaware limited liability company Promenade Two KBSIII Promenade Two, LLC, a Delaware limited liability company	Promenade I & II At Eilan Promenade One 17806 IH-10 W San Antonio, Texas 78257 Promenade Two 17802 IH-10 W San Antonio, Texas 78257	Prime US-Promenade, LLC, a Delaware limited liability company
10.	KBSIII CrossPoint At Valley Forge Trust, a Delaware Statutory Trust	Crosspoint 550 East Swedesford Road Wayne, PA 19087	Prime US-CrossPoint At Valley Forge, LLC, a Delaware limited liability company
11.	KBSIII Towers At Emeryville, LLC, a Delaware limited liability company	Towers At Emeryville – Tower I 1900 Powell Street Emeryville, CA 94608	Prime US-Tower At Emeryville, LLC, a Delaware limited liability company

EXHIBIT A
ACTIVE 31157768v21

EXHIBIT B
Form of Closing Escrow Agreement
(Attached)

EXHIBIT B
ACTIVE 31157768v21	Page 1

CLOSING ESCROW AGREEMENT

THIS CLOSING ESCROW AGREEMENT (this “Agreement”) is made and entered into as of this __ day of ______________, 2019, by and among those parties identified as the “Seller Parties” on Exhibit A attached hereto (collectively, “Seller”), those parties identified as the “Buyer Parties” on Exhibit A attached hereto (collectively, “Buyer”), COMMONWEALTH LAND TITLE INSURANCE COMPANY, in its capacity as the "Escrow Holder" under the Purchase Agreement (defined below) (“Escrow Holder”), and COMMONWEALTH LAND TITLE INSURANCE COMPANY, in its capacity as "Title Company" under the Purchase Agreement ("Title Company").

RECITALS

A.     Seller and Buyer entered into that certain Portfolio Purchase and Sale Agreement and Escrow Instructions dated as of ________________, 2019 (the “Purchase Agreement”) for the purchase and sale of certain properties located throughout the United States, and more particularly described in the Purchase Agreement (each a “Real Property” and collectively, the “Real Properties”) and as set forth next to each applicable Seller Party’s name on Exhibit A attached hereto. Escrow Holder is the “Escrow Holder” named in the Purchase Agreement. Title Company is the "Title Company" named in the Purchase Agreement. Any capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Purchase Agreement.

B.     The Purchase Agreement was executed in connection with the offering of units (“Units”) in Prime US REIT and listing of the Units on the Singapore Exchange Securities Trading Limited (“SGX”) (the offering and the listing of the Units are referred to as the “IPO”). The IPO is scheduled to occur at [2:00] p.m. (Singapore Time) on ___________, __2019 (which is 11:00 p.m. (Pacific Standard Time) on ___________, 2019) (the “IPO Commencement Time”).

C.    Buyer has advised Seller and Escrow Holder that the Close of Escrow must occur prior to the IPO Commencement Time. As a result, Seller and Buyer need to coordinate the Close of Escrow with the IPO and the requirements and timing thereof, and therefore, desire to establish the specific procedures by which Buyer and Seller will authorize and complete the Close of Escrow pursuant to the Purchase Agreement so that the Close of Escrow will occur prior to the IPO Commencement Time.

D.     Seller and Buyer desire to set forth the terms and conditions upon which Escrow Holder, as the Escrow Holder under the Purchase Agreement, will be authorized to proceed with the Close of Escrow, and Title Company, as the Title Company under the Purchase Agreement, will issue the Title Policies to Buyer, all as more particularly set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

EXHIBIT B
ACTIVE 31157768v21	Page 2

Recitals. The Recitals above are hereby incorporated as a material part of this Agreement. This is the Closing Escrow Agreement referred to in the Purchase Agreement.
2.    Procedure for Delivery and Confirmation of Closing Deliverables.
2.1    Delivery of Closing Documents. Prior to 12:00 p.m. Pacific Standard Time on ________________, 2019 [The day before the IP Commencement Time] (the “Closing Document Delivery Deadline”), Seller and Buyer, as applicable, shall cause to be delivered to Escrow Holder all of the documents listed in Exhibit B attached hereto (collectively, the “Closing Documents”) to be held in trust by Escrow Holder pending the Close of Escrow, including without limitation, a deed (each, a “Deed” and collectively the “Deeds”) with respect to each Real Property executed and acknowledged by the applicable Seller, which upon the Close of Escrow will convey to the applicable Buyer good and marketable fee simple title to the applicable Real Property. Buyer and Seller agree that the Closing Documents are documents required to be delivered by Seller and/or Buyer, as applicable, pursuant to Section 6 of the Purchase Agreement.

2.2    Confirmation of Closing Documents. Upon Escrow Holder’s receipt of all of the fully-executed original Closing Documents, Escrow Holder shall immediately notify Seller and Buyer in writing by electronic mail (the “Closing Document Confirmation Notice”). If not all Closing Documents are fully-executed and delivered prior to the Closing Document Delivery Deadline, Escrow Holder shall deliver written notice by electronic mail which Closing Documents, if any, are missing or incomplete (the “Closing Document Deficiency Notice”), which electronic mail shall itemize what is missing or incomplete. In each case, Escrow Holder shall deliver a Closing Document Confirmation Notice or a Closing Document Deficiency Notice, as applicable, by 2:00 p.m. Pacific Standard Time on _________, 2019. [Insert date of IPO Commencement Time] If Escrow Holder delivers a Closing Document Deficiency Notice, but subsequently receives all the Closing Documents, Escrow Holder shall immediately deliver a Closing Document Confirmation Notice. Escrow Holder’s delivery of the Closing Document Confirmation Notice shall constitute Escrow Holder’s confirmation that it has received all Closing Documents, each Closing Document has been executed by the applicable party(ies) thereto, and all exhibits and schedules to each such Closing Document, as applicable, have been attached thereof (or that Escrow Holder has the exhibits and schedules to be attached and has authorization to attach such exhibits or schedules).
2.3    Execution of Closing Statement. Prior to 10:00 a.m. Pacific Standard Time on ____________, 2019 [Insert date of IPO Commencement Time] (the “Closing Statement Delivery Deadline”), Buyer and Seller shall approve and execute a closing settlement statement (the “Closing Statement”) prepared by Escrow Holder. Escrow Holder shall also execute the approved Closing Statement. If Buyer, Seller and Escrow Holder agree to have a closing settlement statement for each Real Property or a master closing settlement statement with separate or attached property specific closing settlement statements, each such closing settlement statement shall constitute one Closing Statement for purposes of this Agreement.

EXHIBIT B
ACTIVE 31157768v21	Page 3

2.4    Confirmation of Closing Statement. Upon Escrow Holder’s receipt of a fully-executed Closing Statement, Escrow Holder shall immediately notify Seller and Buyer in writing by electronic mail (the “Closing Statement Confirmation Notice”), which electronic mail shall attach a copy of the fully-executed Closing Statement. If Escrow Holder has not received a fully-executed Closing Statement prior to the Closing Statement Delivery Deadline, Escrow Holder shall deliver written notice by electronic mail (the “Closing Statement Deficiency Notice”). In either case, Escrow Holder shall deliver a Closing Statement Confirmation Notice or a Closing Statement Deficiency Notice, as applicable, by 11:00 a.m. Pacific Standard Time on ____________, 2019 [Insert date of IPO Commencement Time]. If Escrow Holder delivers a Closing Statement Deficiency Notice, but subsequently receives the fully-executed Closing Statement, Escrow Holder shall immediately deliver a Closing Statement Confirmation Notice.
2.5    Delivery of Closing Funds. Upon receipt of the Closing Statement Confirmation Notice, Buyer shall initiate one or more wire transfers, or cause such wire transfer to be initiated, so that the full amount of the closing funds due from Buyer that are necessary for the Close of Escrow (the “Closing Funds”) as set forth on the Closing Statement are deposited into a [segregated account] of Escrow Holder (the “Escrow Account”). Escrow Holder acknowledges that a portion of the Closing Funds are being advanced on behalf of Buyer by the lenders listed on the Closing Statement (the "Lenders"). All Closing Funds shall be delivered by wire transfer in current and immediately available funds. Buyer and Seller hereby advise Escrow Holder that a portion of the Purchase Price will not be funded into the Escrow Account because KBS Real Estate Investment Trust III, Inc. will instead be receiving ___ percent (__%) of the Units (the “KBS Units”) as of the Close of Escrow in lieu of cash, which will be reflected in the Closing Statement. As of the date hereof, the estimated amount of the portion of Purchase Price that will not be funded in cash is approximately $______________.
2.6    Confirmation of Closing Funds. Upon Escrow Holder’s receipt of all Closing Funds from or on behalf of Buyer as required for the Close of Escrow pursuant to Closing Statement, Escrow Holder shall immediately notify Seller and Buyer in writing by electronic mail (the “Closing Funds Confirmation Notice”). If Escrow Holder has not received all Closing Funds from or on behalf of Buyer as required for the Close of Escrow pursuant to Closing Statement by 2:30 Pacific Standard Time on ____________, 2019, [Insert same date inserted in Section 2.4 above] Escrow Holder shall deliver written notice by electronic mail (the “Closing Funds Deficiency Notice”). If Escrow Holder delivers a Closing Funds Deficiency Notice, but subsequently receives all Closing Funds from or on behalf of Buyer as required for the Close of Escrow pursuant to Closing Statement, Escrow Holder shall immediately deliver a Closing Statement Confirmation Notice. Escrow Holder’s delivery of the Closing Funds Confirmation Notice shall constitute Escrow Holder’s irrevocable confirmation and agreement that:
2.6.1    Escrow Holder has received all of the Closing Documents, the Closing Statement, and all Closing Funds as required by this Agreement; and
2.6.2    Escrow Holder is in a position to satisfy all of the conditions and requirements set forth in this Agreement and any supplemental instruction letter sent to Escrow Holder by Seller, Buyer, or either party’s counsel.

EXHIBIT B
ACTIVE 31157768v21	Page 4

2.7    Additional Parties May be Copied on Notices. In light of the need to coordinate the process the Close of Escrow with the IPO, each of Buyer and Seller shall have the right to request that certain members of their working teams, including without limitation, representatives of the Lenders and other parties managing and coordinating the IPO be copied on the notices described in this Section 2 and Section 3 below; provided that the requesting party made such request in writing prior to the Closing Document Delivery Deadline and clearly provides the electronic mail addresses of the parties to be copied in an electronic format.
2.8    No Release of Closing Deliverables. Escrow Holder shall hold, and shall not release, any Closing Documents (including specifically the Deeds) and any Closing Funds (sometimes collectively referred to as the “Closing Deliverables”) prior to the Close of Escrow or the termination of this Agreement.
3.    Procedure to Authorize the Close of Escrow.
3.1    Seller’s Irrevocable and Unconditional Authorization to Close. Within two (2) hours of Seller’s receipt of the Closing Fund Confirmation Notice, Seller shall, provided that all conditions precedent to Seller’s obligation to close under the Purchase Agreement have been satisfied and/or waived by Seller, deliver to Escrow Holder and Buyer by electronic mail an irrevocable and unconditional authorization to proceed with the Close of Escrow as of 1:59 p.m. (Singapore Time) on __________, 2019 (10:59 p.m. (Pacific Standard Time) on ______________, 2019) [Insert date of IPO Commencement Time] (the “Automatic Time for the Close of Escrow”) pursuant to the terms of the Purchase Agreement and this Agreement (“Seller’s Irrevocable Authorization to Close”). The parties agree that upon delivery of the Seller’s Irrevocable Authorization to Close, no further action is required from Seller for the Close of Escrow and that Seller’s authorization to consummate the Close of Escrow is irrevocable and unconditional.
3.2    Buyer’s Revocable and Conditional Authorization to Close. Within two (2) hours of Buyer’s receipt of the Closing Fund Confirmation Notice, Buyer shall, provided all conditions precedent to Buyer’s obligations to close under the Purchase Agreement have been satisfied and/or waived by Buyer, deliver to Escrow Holder and Seller by electronic mail an authorization to proceed with the Close of Escrow as of the Automatic Time for the Close of Escrow pursuant to the terms of the Purchase Agreement and this Agreement (“Buyer’s Authorization to Close”). Buyer’s Authorization to Close shall be irrevocable unless:
(1)     Buyer notifies Escrow Holder and Seller by electronic mail prior to 10:30 a.m. (Singapore Time) on ___________, 2019 (7:30 p.m. (Pacific Standard Time) on __________, 2019 [Insert date of IPO Commencement Time]) that Buyer does not believe the IPO will be successful (the “Buyer’s Closing Termination Notice”); or
(2)    Buyer notifies Escrow Holder and Seller by electronic mail prior to Automatic Time for the Close of Escrow that written notice has been received from SGX or MAS that the IPO will not be permitted to proceed (the “Regulator’s Closing Termination Notice”), which electronic mail shall include a copy of the applicable notice from SGX or MAS.

EXHIBIT B
ACTIVE 31157768v21	Page 5

3.3    Confirmation of Receipt of Closing Authorizations by Escrow Holder. Within two (2) hours of Escrow Holder’s receipt of the Seller’s Irrevocable Authorization to Close and the Buyer’s Authorization to Close, Escrow Holder shall notify Buyer and Seller of same by electronic mail. Thereafter, Escrow Holder shall be irrevocably authorized by Seller and Buyer to consummate the Close of Escrow as of the Automatic Time for the Close of Escrow unless Buyer timely delivers (1) a Buyer’s Closing Termination Notice pursuant to Section 3.2(1) above or (2) a Regulator’s Closing Termination Notice pursuant to Section 3.2(2) above.
3.4    Confirmation of Close of Escrow. If Buyer does not timely deliver (1) a Buyer’s Closing Termination Notice pursuant to Section 3.2(1) above or (2) a Regulator’s Closing Termination Notice pursuant to Section 3.2(2) above, then the Close of Escrow shall automatically and irrevocably occur as of Automatic Time for the Close of Escrow without the need for any further authorization or approval of Seller and Buyer (oral or written) at which time (1) the Deeds shall be deemed to have been delivered to Buyer, (2) the KBS Units shall be deemed to have been delivered to Seller pursuant to the KBS Unit Transfer Documents (as defined in Exhibit B attached hereto), (3) and as soon as practicable thereafter (but not more than fifteen (15) minutes thereafter), Escrow Holder shall notify Buyer and Seller by electronic mail that the Close of Escrow has occurred.
3.5    Confirmation of Closing Termination. If Buyer timely delivers (1) a Buyer’s Closing Termination Notice by electronic mail pursuant to Section 3.2(1) above or (2) a Regulator’s Closing Termination Notice by electronic mail pursuant to Section 3.2(2) above, then Close of Escrow shall not occur and on the next business day Escrow Holder shall (i) send by overnight delivery each original counterpart of the Closing Documents and the Closing Statement to the parties who delivered (or as such parties may direct in writing, which may include the direction that Escrow Holder destroy as opposed to return its original counterparts) and (ii) return the Closing Funds by wire transfer to Buyer and each of the Lenders in the respective amounts received from each such entity; provided, however, that Escrow Holder shall have the right to deduct the portion of Closing Funds contributed by Buyer (but not from Closing Funds from the Lenders) Escrow Holder’s costs, expenses and fees (but not premiums for Title Policies) incurred in connection with this escrow. Escrow Holder shall return the Closing Funds to Buyer and the Lenders pursuant to the wire instructions set forth on Exhibit D attached hereto.
4.    Release of Deeds and Closing Documents; Delivery of Closing Funds. As soon as practicable following the Close of Escrow, but no later than 10:00 a.m. (Pacific Standard Time) on ___________, 2019 [Insert the date that is one (1) business day after the IPO Commencement Time], Escrow Holder and Title Company shall take the following actions in the following order:
4.1    With respect to all Closing Documents delivered to Escrow Holder, and to the extent necessary, Escrow Holder shall insert into all blanks requiring the insertion of the Close of Escrow the date “___________, 2019” [Insert date that is the IPO Commencement Time];

EXHIBIT B
ACTIVE 31157768v21	Page 6

4.2    Escrow Holder shall deliver to Seller, by wire transfer in immediately available funds, the amounts due to Seller in accordance with the Closing Statement;
4.3    Escrow Holder shall deliver to itself the sums indicated on the Closing Statement as being due to Escrow Holder for title insurance and escrow costs;
4.4    Escrow Holder shall deliver to other third parties reflected on the Closing Statement, the amounts reflected as being due such parties on the Closing Statement pursuant to the instructions provided to you by such parties;
4.5    Title Company shall record each Deed in the official records of the County in which the applicable Real Property is located;
4.6    Escrow Holder shall deliver the KBS Unit Transfer Documents to Seller;
4.7    Escrow Holder shall deliver to Buyer and Seller each a copy of all of the Closing Documents and Title Company shall deliver a conformed copy of each recorded Deed;
4.8    Title Company shall issue the Title Policies for the Real Properties within five (5) business days after the Close of Escrow.
5.    Irrevocable Agreement to Issue Title Policies. By its execution of this Agreement, Title Company hereby confirms and agrees it is irrevocably committed to issue to each Buyer an owner’s policy of title insurance (each a “Title Insurance Policy” and collectively, the “Title Insurance Policies”) in the form of the pro forma title policies previously delivered by Title Company to Buyer and listed in Exhibit C showing only those exceptions and including those endorsements shown in the pro forma title policies. Each Title Policy shall insure that each Buyer is the owner of good and marketable fee simple title to the Real Property that it is acquiring pursuant to the Purchase Agreement, subject only to the exceptions shown in the applicable pro forma policy.
6.    Nature of Escrow Holder’s Obligations. Escrow Holder shall have no duties or responsibilities except for those specifically set forth in this Agreement and the Purchase Agreement, which are ministerial in nature. If in doubt as to its duties and responsibilities under this Agreement, Escrow Holder may consult with counsel of its choice (at Escrow Holder's sole expense) and shall be protected in any action taken or omitted in accordance with the advice of such counsel.
7.    Conflict with Purchase Agreement. If there is any conflict or inconsistency between the terms of this Agreement and the Purchase Agreement, this Agreement shall prevail.
8.    Notices. Except for the notices required to be sent by electronic mail in Sections 2 and 3 above, all other notices shall be in writing and shall be sent by electronic mail or nationally recognized overnight courier to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties) of the party for whom such notice or communication is intended:

EXHIBIT B
ACTIVE 31157768v21	Page 7

If to Seller:

c/o KBS Capital Advisors, LLC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 Attn: __________________ Phone: (___) _____________ Electronic mail: ___________________	with a copy to: _____________

If to Buyer:

c/o KBS US Prime Property Management Pte. Ltd.
_______________________________________
_______________________________________
Attn: _________________
Phone: (___) _________________
Electronic mail: __________________
with a copy to: ______________________ ______________________

If to Escrow Holder:

Commonwealth Land Title Insurance Company 4100 Newport Place Drive, Suite 120 Newport Beach, California 92660 Attention: Joy Eaton Phone: (949) 724-3145 Electronic mail: joyeaton@ltic.com
Any electronic notice shall be deemed given on the day sent. Any notice sent by nationally recognized overnight courier shall be deemed given one business day following delivery to the overnight courier. For avoidance of doubt, the notices required to be given by Escrow Holder, Seller and Buyer pursuant to Sections 2 and 3 above may only be given by electronic mail and any other form of delivery of any such notices shall not be effective. Specifically, a Buyer’s Closing Termination Notice and a Regulator’s Closing Termination Notice may only be delivered by electronic mail and if either of such termination notices are sent to Escrow Holder in an alternative manner (such as by facsimile or overnight delivery) and not electronic mail, Escrow Holder shall not be authorized to accept or follow such termination notice and shall have no liability for consummating the Close of Escrow notwithstanding such improperly delivered termination notice.

9.    Attorneys’ Fees. Each party shall be responsible for its own legal fees in preparing and reviewing this Agreement. If there is any legal action or proceeding between the parties arising from or based upon this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements incurred by the prevailing party in such action or proceeding

EXHIBIT B
ACTIVE 31157768v21	Page 8

and in any appeal in connection therewith, and such costs, expenses, attorneys' fees and disbursements shall be included in and as part of such judgment.
10.    Further Assurances. The parties shall execute and deliver such further documents or instruments and take such additional actions as may be reasonably necessary or appropriate to accomplish or further the purposes of this Agreement, provided, however, that no such documents or instruments shall increase either party’s obligations or liabilities under this Agreement. Such documents or instruments shall be on customary forms and contain customary and reasonable terms and conditions.
11.    Miscellaneous.
11.1    This Agreement shall be binding upon the parties and their respective successors and assigns.
11.2    If any provision of this Agreement shall be determined by a court to be invalid or unenforceable for any reason, such invalid or unenforceable provision shall be deleted from this Agreement, and the remaining provisions of this Agreement shall be interpreted and enforced to give effect to the intent of this Agreement as if such invalid or unenforceable provisions had never been contained herein.
11.3    This Agreement may be not be altered, amended, modified, or waived in any respect unless same shall be in writing and executed by the parties.
11.4    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF STATE OF CALIFORNIA.
11.5    To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Delivery of an executed counterpart of this Agreement by facsimile, electronic mail or other electronic means shall be binding upon the party so delivering it.
IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the day and year first above written.

[Signature Pages Follow]

EXHIBIT B
ACTIVE 31157768v21	Page 9

“SELLER”:

EXHIBIT B
ACTIVE 31157768v21	Page 10

“BUYER”:

EXHIBIT B
ACTIVE 31157768v21	Page 11

“ESCROW HOLDER”

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By__________________________________
Name:_______________________________
Title:________________________________

“TITLE COMPANY”

COMMONWEALTH LAND TITLE INSURANCE COMPANY

By__________________________________
Name:_______________________________
Title:________________________________

EXHIBIT B
ACTIVE 31157768v21	Page 12

EXHIBIT D
Intentionally Deleted

EXHIBIT D Page 1
ACTIVE 31157768v21	Page 1

EXHIBIT F
Form of Assignment of Leases and
Contracts and
Bill of Sale
(Attached)

EXHIBIT F
ACTIVE 31157768v21	Page 1

ASSIGNMENT OF LEASES AND CONTRACTS AND BILL OF SALE
This Assignment of Leases and Contracts and Bill of Sale (this “Assignment”) is executed and delivered as of the ____ day of _________, 20__ (the “Closing Date”) pursuant to that certain Portfolio Purchase and Sale Agreement and Escrow Instructions (“Agreement”) dated ________, 20__, by and between, among other parties,____________________________, a _____ ___________________ (“Seller”), and _______________________, a _____________________ (“Buyer”), covering the real property described in Exhibit A attached hereto (“Property”).
1.    Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Buyer the following (the “Personal Property”):
(a)    Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property listed on Exhibit B attached hereto or otherwise located in or on the Property to the extent owned by Seller; and
(b)    Intangible Personalty. All the right, title and interest of Seller, if any, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and all other intangible property used exclusively in connection with the Property.
2.    Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Buyer, and Buyer hereby accepts the following:
(a)    Leases. All of the Seller’s right, title and interest in and to all tenant leases relating to the Property, including, without limitation, the tenant leases listed in Exhibit C‑1 and Exhibit C‑2 attached hereto (“Leases”);
(b)    Contracts and Agreements. Seller’s right, title and interest in and to the contracts and agreements described in Exhibit D‑1 and Exhibit D‑2 attached hereto (the “Contracts”).
3.    Assumption. Buyer hereby assumes the obligations of Seller under (a) the Leases listed on Exhibit C‑1 attached hereto arising from and after the Closing Date, (b) the Leases listed on Exhibit C‑2 attached hereto whether arising before or after the Closing Date, (c) the Contracts listed on Exhibit D‑1 attached hereto arising from and after the Closing Date, (d) the Contracts listed on Exhibit D‑2 attached hereto arising before or after the Closing Date, and (e) that certain leasing agreement dated ______________, entered into by and between Seller and ____________, but only to the extent of any leasing commissions hereafter payable thereunder arising out of the lease of space in the Property by Buyer after the date of this Assignment, and shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Buyer to fulfill, perform, discharge, and observe its obligations with respect to the Leases or the Contracts to the extent Buyer received a credit at closing with respect to any of such obligations under the Leases and/or Contracts.

EXHIBIT F
ACTIVE 31157768v21	Page 2

4.    Agreement Applies. Except as may otherwise be provided in the Agreement, the Contracts and Leases are being assigned and transferred, and the Personal Property is being transferred, to Buyer on an “as is,” and “where is” basis, with all faults, and without any representation or warranty, all of which Seller hereby disclaims, all as more particularly set forth in Section 11.1 of the Agreement, which Section shall be, and hereby is, incorporated herein by reference.
5.    Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.
6.    Attorneys’ Fees. In any action between the parties to enforce any of the terms or provisions of this Assignment, the prevailing party in the action shall be entitled to recover from the non-prevailing party, in addition to damages, injunctive relief or other relief, and its reasonable costs and expenses, including, without limitation, costs and reasonable attorneys’ fees (including on appeal).
7.    Merger. This Assignment and the Agreement contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement. This Assignment may only be modified in writing executed by both Buyer and Seller. Nothing contained in this Assignment is intended to terminate or affect the validity of any of the representations or warranties contained in the Agreement.
8.    Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns. If any term or provision of this Assignment shall be held invalid or unenforceable, the remainder of this Assignment shall not be affected. This Assignment shall be construed in accordance with and governed by the laws of the State of [_________]. Nothing in this Assignment shall impair, limit or lessen any of the rights of the parties with respect to the provisions of the Agreement which were intended to survive the Closing Date. Nothing in this Assignment, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights or remedies.

EXHIBIT F
ACTIVE 31157768v21	Page 3

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.
[Signature Pages to Follow]

EXHIBIT F
ACTIVE 31157768v21	Page 4

SELLER:

______________________________________
a_____________________________________

BUYER:

______________________________________
a_____________________________________

EXHIBIT F
ACTIVE 31157768v21	Page 5

EXHIBIT G
Form of FIRPTA Affidavit
(Attached)

SMRH:483356584.8	EXHIBIT G
ACTIVE 31157768v21	Page 1

FIRPTA CERTIFICATE
__________________ (“Member”) is the sole owner of ________________ (“Seller”). Seller, a disregarded entity for U.S. tax purposes, is the transferor of certain real property more particularly described on Exhibit A attached hereto (the “Property”).
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax will not be required in connection with the disposition of the Property pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of ______________, 20__, by and between ___________________, a __________ (“Buyer”) and Seller, the undersigned certifies the following on behalf of Member:
1.    Member is not a foreign corporation, foreign Company, foreign trust or foreign estate, as those terms are defined in the Code and the regulations promulgated thereunder;
2.    Member is not a disregarded entity as defined in Treasury Regulations §1.1445-2(b)(2)(iii),
3.    Member’s U.S. employer identification number is __________, and
4.    Member’s address is: 800 Newport Center Drive, Suite 700, Newport Beach, California 92660.
It is understood that this certificate may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined the foregoing certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Member.
Date: ________________, 20___

SMRH:483356584.8	EXHIBIT G
ACTIVE 31157768v21	Page 2

Exhibit A
Legal Description
(Attached)

SMRH:483356584.8	EXHIBIT G
ACTIVE 31157768v21	Page 3

EXHIBIT I
Form of Owners Affidavit
TITLE ORDER:
ESCROW ORDER:
PROPERTY:
COUNTY:
STATE:
______________________________, a ___________________ (“Seller”), as seller, and _______________________________, a ____________________________ (“Buyer”), as buyer, are parties to that certain Portfolio Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) dated _________________, 20__, as the same has been amended and modified, relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, Seller hereby represents and warrants to Commonwealth Land Title Insurance Company the following:

1.	Seller is a limited liability company organized and validly existing under the laws of the State of ________________________.

2.	To Seller’s actual knowledge, (i) Seller’s operating agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of the Seller.

3.	To Seller’s actual knowledge, the leases described on Exhibit “B” attached hereto constitute all of the written leases affecting the Real Property with the current tenants of the Real Property.

4.
To Seller’s actual knowledge, except as disclosed in Exhibit ”C” attached hereto and made a part hereof, (a) there is no capital improvement work currently being constructed (or that was constructed during the last 3 months) on the Real Property that is the subject of a written contract with Seller which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) Seller has not entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this affidavit.

5.
Seller shall not hereafter cause any encumbrances or other instruments to be recorded against the Property (other than the recording of a deed (the “Deed”) transferring fee title to the Real Property to ___________) through the date the Deed is recorded in _________ County, __________.

For purposes hereof, the “actual knowledge” of Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of ______________________ (whom the Seller represents is the asset manager for the Real Property), with no duty of inquiry. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this

SMRH:483356584.8	EXHIBIT I
ACTIVE 31157768v21	Page 1

Owner’s Affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement for six (6) months, after which date this Owner’s Affidavit shall be of no further force or effect and Commonwealth Land Title Insurance Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This Owner’s Affidavit is being executed for the sole and exclusive benefit of Commonwealth Land Title Insurance Company and no other party or person shall have any rights hereunder.
Executed as of __________, 20__
[SIGNATURES ON NEXT PAGE]

SMRH:483356584.8	EXHIBIT I
ACTIVE 31157768v21	Page 2

SELLER:

______________________________________
a_____________________________________

SMRH:483356584.8	EXHIBIT I
ACTIVE 31157768v21	Page 3

SCHEDULE 2
Disclosures
1. None.

Schedule 2
ACTIVE 31157768v21	Page 1

SCHEDULE 4

Schedule of Asset Managers

NO.	SELLER NAME	ASSET MANAGER
1.	Village Center Station II Owner, LLC, a Delaware limited liability company	Clint Copulos
2.	KBSIII Tower at Lake Carolyn, LLC, a Delaware limited liability company	Brett Merz
3.	KBSIII One Washingtonian, LLC, a Delaware limited liability company	Stephen Close
4.	KBSIII 222 Main, LLC, a Delaware limited liability company	Tim Helgeson
5.	KBSIII 171 17th Street, LLC, a Delaware limited liability company	Allen Aldridge
6.	KBSIII Reston Square, LLC, a Delaware limited liability company	Stephen Close
7.	KBSIII 101 South Hanley, LLC, a Delaware limited liability company	Dan Park
8.	KBSIII Village Center Station, LLC, a Delaware limited liability company	Clint Copulos
9.	Promenade One KBSIII Promenade One, LLC, a Delaware limited liability company Promenade Two KBSIII Promenade Two, LLC, a Delaware limited liability company	Gio Cordoves Gio Cordoves
10.	KBSIII CrossPoint At Valley Forge Trust, a Delaware Statutory Trust	Shannon Hill
11.	KBSIII Towers At Emeryville, LLC, a Delaware limited liability company	Brent Carroll

Schedule 4
ACTIVE 31157768v21	Page 1